As filed with the Securities and Exchange Commission on April 22, 2002

                                                     Registration No. __________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                       SOUTHERN STATES POWER COMPANY, INC.
                       (Name of Registrant in Our Charter)

                  Delaware                                   2869                                   94-3350291
      (State or Other Jurisdiction of                     ----------                   (I.R.S. Employer Identification No.)
               Incorporation                     (Primary Standard Industrial
              or Organization)                   Classification Code Number)
  3400 Inland Empire Boulevard, Suite 101                                                     Harrison A. McCoy, III
         Ontario, California 91764                                                   3400 Inland Empire Boulevard, Suite 101
               (909) 476-3575                                                               Ontario, California 91764
 (Address and telephone number of Principal                                                       (909) 476-3575
  Executive Offices and Principal Place of                                         (Name, address and telephone number of agent
                 Business)                                                                         for service)

                                   Copies to:

       Clayton E. Parker, Esq.                    Ronald S. Haligman, Esq.
      Kirkpatrick & Lockhart LLP                 Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                       Miami, Florida 33131
            (305) 539-3300                             (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095

          Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                       CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                              Proposed Maximum
                                                                            Proposed Maximum     Aggregate
                                                                             Offering Price       Offering         Amount Of
             Title Of Each Class Of                     Amount To Be          Per Share (1)      Price (1)       Registration
           Securities To Be Registered                   Registered                                                   Fee
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share             76,358,442 Shares             $0.19      $14,508,103.98        $1,334.75
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying convertible debentures        3,441,558 Shares             $0.19         $653,896.02           $60.15
---------------------------------------------------------------------------------------------------------------------------------
Common stock underlying warrants                        200,000 Shares             $0.19          $38,000.00            $3.50
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                80,000,000 Shares             $0.19      $15,200,000.00        $1,398.40
=================================================================================================================================

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of April 19, 2002.

                                   ---------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     Subject to completion, dated April 22, 2002

                       SOUTHERN STATES POWER COMPANY, INC.
                        80,000,000 Shares of common stock

         This prospectus relates to the sale of up to 80,000,000 shares of our common stock by certain persons who are, or will become, stockholders of Southern States. Please refer to "Selling Stockholders" beginning on page 15. Southern States is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Southern States will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. Southern States retained Westrock Advisors, Inc., an unaffiliated registered broker-dealer as the placement agent in connection with the Equity Line of Credit. Westrock Advisors, Inc. was issued 100,000 shares of our common stock upon execution of the Placement Agent Agreement with Southern States. The Investor under the Equity Line of Credit will be entitled to retain 5.0% of the proceeds raised by us under the Equity Line of Credit.

         The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of:

             o Cornell Capital Partners, L.P., who intends to sell up to 72,660,715 shares of common stock acquired pursuant to the
                Equity Line of Credit and the purchase of convertible debentures; and

             o Other selling stockholders, who intend to sell up to 7,339,285 shares of common stock purchased in private offerings and issued in connection with consulting services provided to Southern States.

         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital will pay Southern States 90% of the lowest closing bid price of our common stock on the Over-the Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. The 10% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "SSPC." On April 19, 2002, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.19 per share.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.


                       Price to Public*     Proceeds to Selling Shareholders

       Per share            $0.19                         $0.19
                            -----                         -----

         Total              $0.19                    $15,200,000.00
                            =====                    ==============

         With the exception of Cornell Capital which is an "underwriter" within the meaning of the Securities Act of 1933, and Westrock Advisors, Inc., no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate sixty days after Cornell Capital has advanced $10.0 million or twenty-four months after the effective date of the accompanying Registration Statement, whichever occurs first. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2002.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................3
SUMMARY FINANCIAL INFORMATION..................................................4
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................13
SELLING STOCKHOLDERS..........................................................14
USE OF PROCEEDS...............................................................16
DILUTION......................................................................17
TOTAL CAPITALIZATION..........................................................18
EQUITY LINE OF CREDIT.........................................................19
PLAN OF DISTRIBUTION..........................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................22
DESCRIPTION OF BUSINESS.......................................................29
MANAGEMENT....................................................................33
DESCRIPTION OF PROPERTY.......................................................36
LITIGATION PROCEEDINGS........................................................36
PRINCIPAL SHAREHOLDERS........................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................39
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S.............................40
COMMON EQUITY AND OTHER SHAREHOLDER MATTERS...................................40
DESCRIPTION OF SECURITIES.....................................................41
EXPERTS.......................................................................42
LEGAL MATTERS.................................................................42
AVAILABLE INFORMATION.........................................................42
FINANCIAL STATEMENTS.........................................................F-1


--------------------------------------------------------------------------------

         We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year April 30, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

         Southern States Power Company, Inc. is a company that is focused in the field of alternative energy. We have two synergistic divisions. Our first division, The Alternative Fuels Division, produces, sells and distributes biodiesel, a diesel fuel made from vegetable oil and officially designated by the United States Environmental Protection Agency as an alternative fuel under the Energy Policy Act. Our second division, The Energy Division, generates power using alternative fuel products.

         We believe that tightening clean-air standards throughout the United States and growing fossil fuel costs are forcing many municipal and private commercial transportation fleets to seek alternative fuel products. The Energy Policy Act was passed in 1992 to accelerate the use of alternative fuels in the transportation sector. Through the Energy Policy Act, the federal government recognized fuels derived from biological materials as alternative fuels. Prior to the Energy Policy Act, the Clean Fuel Fleet Program, which was included as part of the Clean Air Act Amendments of 1990, specifically described clean fuels to include alternative fuels. Executive Order 13149 directs federal agency fleets to use alternative fuel to meet at least 51% of their vehicles' fuel needs and requires federal agencies to reduce their overall petroleum consumption by at least 20% over the next five years. In addition, it is also the goal of the United States Department of Energy that petroleum-based motor fuel consumption will be reduced by 20% by the year 2010 and replaced by alternative fuels.

         We believe that Southern States is strategically positioned to take advantage of the increasing pressure on transportation-related entities which are mandated to transition from traditional petrol fuel sources to alternative fuels.

                                    ABOUT US

         Our principal office is located at 3400 Inland Empire Boulevard, Suite 101, Ontario, California 91764, telephone number (909) 476-3575.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

             o Cornell Capital, who intends to sell up to 72,660,715 shares of common stock acquired pursuant to the Equity Line of Credit and the purchase of convertible debentures.

             o Other selling stockholders, who intend to sell up to 7,339,285 shares of common stock purchased in private offerings and issued in connection with consulting services provided to Southern States.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $10.0 million. Cornell Capital will purchase the shares of our common stock for a 10% discount to the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of our common stock to be issued under the Equity Line of Credit.

Common Stock Offered                   80,000,000 shares by selling stockholders

Offering Price                         Market price

Common Stock Outstanding Before
the Offering(1)                        61,311,563

Use of Proceeds                        We  will  not  receive  any  proceeds  of
                                       the  shares   offered   by  the   selling
                                       stockholders. Any proceeds we receive from the sale of our common stock under the Equity Line of Credit will be used for general corporate purposes.

Risk Factors                           The  securities  offered  hereby  involve
                                       a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol SSPC

-----------------

1 This table excludes outstanding options, warrants, convertible preferred stock, and convertible debentures, which, if exercised or converted into shares of common stock, together with the shares of common stock to be issued under the Equity Line of Credit, would result in Southern States issuing an additional 91,802,273 shares of common stock.

                          SUMMARY FINANCIAL INFORMATION

         The following information was taken from Southern States' financial statements for the quarter ended January 31, 2002 (unaudited) and the year ended April 30, 2001 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                               For the Nine Months Ended        For the Year Ended
                                                    January 31, 2002              April 30, 2001
                                                      (Unaudited)                    (Audited)
                                                 -----------------------  ------------------------

STATEMENT OF OPERATION DATA:

Net revenues                                         $        436,091             $         33,197


Cost of revenues                                              102,578                       46,434
                                                     ----------------            -----------------
Gross margin                                                  333,513                     (13,237)
                                                     ----------------            -----------------
Operating expenses
    Research and development                                    6,491                      203,924
    Professional and consulting fees                          808,182                    3,519,444
    General and administrative                                631,696                      702,834
    Depreciation and amortization                             144,031                           --
    Amortization of debt issuance costs                       445,735                           --
    Expense recognized in connection with
        beneficial conversion feature                         354,000                           --
    Loss due to a permanent decline in value
        of available for sale securities                      112,834                           --
                                                     ----------------            -----------------
        Total operating expenses                            2,502,969                    4,426,202
                                                     ----------------            -----------------
        Loss from operations                              (2,169,456)                  (4,439,439)

Other income (expense)
    Interest and dividend income                                   --                        1,767
    Interest expense                                         (50,452)                    (174,844)
    Settlement income                                              --                      250,000
    Other income, net                                           7,650                           --
                                                     ----------------            -----------------
        Total other income (expense)                         (42,802)                       76,923
                                                     ----------------            -----------------
Net loss                                             $    (2,212,258)             $    (4,362,516)
                                                     ================            =================
Net loss per share - basic and diluted               $         (0.06)             $         (0.46)
                                                     ================            =================
Weighted average shares used to compute net
    loss per share - basic and diluted                     35,385,043                    9,567,119

                                                            4

                                               January 31, 2002                     April 30, 2001
                                                 (Unaudited)                           (Audited)
                                            -------------------------  ---------------------------

BALANCE SHEET DATA:

Total current assets                             $       417,445                  $         10,350
                                                ----------------                 -----------------
Total assets                                     $     2,183,284                  $        244,298
                                                ================                 =================
Total current liabilities                        $       728,527                  $        324,749
                                                ----------------                 -----------------
Long-term debt and other liabilities             $     1,042,079                  $         51,333
                                                ----------------                 -----------------

Total liabilities                                $     1,770,606                  $        376,082
                                                ----------------                 -----------------
Series A convertible stock                       $         3,000                  $             --
Common stock                                     $        57,136                  $         15,659

Additional paid-in capital                       $    14,199,160                  $     11,581,152

Subscriptions receivable                         $      (25,000)                  $        (6,400)

Accumulated deficit                              $  (13,821,618)                  $   (11,609,360)


Accumulated other comprehensive loss             $          (--)                  $      (112,835)
                                                ----------------                 -----------------
Total stockholders' equity                       $       412,678                  $      (131,784)
                                                ----------------                 -----------------
Total liabilities and stockholders' equity       $     2,183,284                  $        244,298
                                                ================                 =================

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. In the nine months ended January 31, 2002 and the year ended April 30, 2001, we sustained losses from operations of $2.2 million and $4.4 million, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock and convertible debentures to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         The report of our independent accountants on our April 30, 2001 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

             o  With a price of less than $5.00 per share;

             o  That are not traded on a "recognized" national exchange;

             o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

             o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE COULD FAIL TO RETAIN OR ATTRACT KEY PERSONNEL

         Our future success depends, in significant part, on the continued services of Harrison A. McCoy, III and William O. Sheaffer. We cannot assure you that we would be able to find an appropriate replacement for any of our key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. We have entered into employment agreements with Messrs. McCoy and Sheaffer. We do not presently maintain key-man life insurance policies on any of these officers.

         In addition, our business plan relies heavily on attracting and retaining industry specialists with extensive technical and industry experience and existing relationships with many industry participants. Our business plan also relies heavily on attracting and retaining qualified technical employees so we can fully develop and enhance our technology. The markets for many of our experienced employees are extremely competitive. We cannot assure you that we will be successful in our efforts to recruit and retain the personnel we will need, and our failure to do so could adversely affect our business.

OUR PROJECTS ARE EXPECTED TO REQUIRE SUBSTANTIAL UP-FRONT COSTS BEFORE ANY REVENUES WILL BE REALIZED

         A significant portion of our revenue is expected to be derived from substantial long-term projects which require significant up-front expense to us. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver our biodiesel fuel products on a timely basis could result in a substantial loss to us.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

         We regard certain aspects of our products, processes, services and technology as proprietary. We have elected to refrain from filing patent protection. Even if we file patent applications in the future, such patents, if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our services.

         We own several Internet domain names, including www.sspowerco.net. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

         We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results.

RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT

         Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us.

NO ASSURANCE OF TECHNOLOGICAL SUCCESS

         Our ability to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain a significant market share we will continually be required to make advances in technology. We cannot assure you that our research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We cannot assure you that we will not encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.

         We believe there are certain technological obstacles to be overcome in order to develop future products. These obstacles include certification of alternative fuels produced and/or marketed by us, as well as modifications in the techniques used to produce alternative fuels, including additives. In certain cases, we will be dependent upon technological advances which must be made by third parties. We cannot assure you that they or such third parties will not encounter technological obstacles which either delay or prevent us from completing the development of our future products. Such obstacles could have a material adverse effect on us.

CERTAIN OF OUR PRODUCTS AND SERVICES ARE REGULATED BY THE GOVERNMENT, WHICH MAY IMPOSE BURDENSOME REGULATIONS ON US

         The production and sale of alternative fuel products is subject to governmental regulation. However, because of the uncertainties surrounding the applicability of these rules to our current or future business activities, we cannot be sure that we have been and will remain in compliance with all applicable laws and regulations. Our failure to comply with all applicable laws and regulations may result in the revocation or denial of required licenses and approvals, government or private legal action, civil and criminal liability and indemnification liability to third parties, among other consequences. Such consequences could have a material adverse effect on us.

         Changes in the regulatory environment relating to the industries in which we compete could have a material adverse effect on us. We cannot predict the effect that future regulation or regulatory changes may have on our business.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be sufficient for our working capital needs.

OUR LIMITED OPERATING HISTORY AND OUR EVOLVING BUSINESS MODEL MAKE IT DIFFICULT TO EVALUATE OUR PROSPECTS

         Our company began pursuing operations in the biodiesel fuel market in January 2000. Our limited operating history makes it difficult to predict our future prospects, which are subject to the risks, expenses and uncertainties encountered by early stage companies. These risks include:

         o      our unproven and evolving business model;

         o      the potential development of comparable products by competitors;

         o whether we can maintain and improve our technology to meet the needs of our customers and to facilitate the offering of the products and services contemplated in our business model; and

         o      our ability to manage our growth.

INCREASING COMPETITION COULD ADVERSELY AFFECT OUR MARKET SHARE AND FINANCIAL PERFORMANCE

         There are several direct competitors in the biofuels market which affect our ability to sell our products, and we expect competition from various other companies to occur and grow. Some of our potential competitors are more established than we are and have greater financial resources than we do. Some of our competitors have greater market presence, marketing capabilities and technological and personnel resources than we do. As a result, compared to us, these competitors may:

             o  develop and expand their offerings more quickly;

             o adapt more swiftly to new or emerging technologies and changes in client requirements;

             o take advantage of acquisitions and other opportunities more effectively;

             o  devote more resources to sales and marketing; and

             o more effectively use existing relationships with clients and strategic partners with recognized brand names to market and sell their services.

WE MAY BE UNABLE TO ENTER INTO OR MAINTAIN STRATEGIC ALLIANCES

         We have entered into certain strategic alliances to allow us to expand our offerings in different areas of the world and to otherwise further our business objectives, including strategic alliances with Imperial Western
Products, Inc., and Lurgi PSI, Inc. We intend to enter into other such relationships in the future to continue to increase the size of the market to which we offer our products and services. It is possible that neither our current nor future alliances will generate the number of new customers or the increased business that we intend. It is also possible that alliances with a particular strategic partner may cause its competitors to stop or avoid using our products and/or services.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES

         The alternative energy industry is characterized by rapid technological change, varying usage, frequent introduction of products and services embodying new technologies and the emergence of new industry and governmental standards and practices that could render our existing technology and products obsolete. Our future success will depend on our ability to enhance and improve the quality and efficiency of our products and services. We expect that our products and services will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate adding to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and products, or successfully integrate new technologies or products we develop in the future, to accommodate such increases in a timely manner.

WE MAY NOT EFFECTIVELY MANAGE OUR GROWTH

         In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our products. This growth will place significant strain on our personnel, systems and resources. We cannot be sure that we will manage our growth effectively, and our failure to do so could have a material adverse effect on our business, financial condition and operating results. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth.

DELAWARE LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

         Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. In addition, our Certificate of Incorporation authorizes the issuance of blank check preferred stock (that is, preferred stock which our board of directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. These provisions may have the effect of delaying or preventing changes of control or management of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO EXERCISE SIGNIFICANT INFLUENCE OVER MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL AND THEIR INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS

         Lawrence W. Taggart, our former President and Director, and Harrison A. McCoy, III, our current Chief Executive Officer and Director, currently have beneficial ownership of approximately 7.6% and 6.4%, respectively, of our common stock. In addition, our executive officers and directors, in the aggregate, own approximately 21.2% of our common stock. In addition, Messrs. McCoy, Sheaffer and Miller, a director of our company, each own 1,000,000 shares of our convertible preferred stock, which shares have super voting rights equal to ten times the voting rights of our shares of common stock and each share of convertible preferred stock is convertible into one share of our common stock. As a result of the ownership of our convertible preferred stock, our officers, directors and key insiders control approximately 36,732,500 voting shares of capital stock of our company or approximately 40.2% of our company's outstanding capital stock on a fully diluted basis. Accordingly, our directors and executive officers, whether acting alone or together, will have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 61,311,563 shares of our common stock outstanding as of April 15, 2002, 39,051,174 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 22,260,389 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. In addition, there are outstanding options, warrants, convertible preferred stock and convertible debentures, and which, upon exercise or conversion, together with the shares of common stock to be issued under the Equity Line of Credit, would result in the issuance of an additional 91,802,273 shares of our common stock. All of the shares underlying the options, warrants, convertible preferred stock and convertible debentures may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at an 10% discount to the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 80,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

         The significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

         We are registering 80,000,000 shares of common stock in this offering. These shares represent 32% of our authorized capital stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders may have enough shares to assume control of Southern States by electing its or their own directors.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $10.0 million of our common stock. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

         o Cornell Capital is the investor under the Equity Line of Credit and the holder of $300,000 of convertible debentures. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of
            Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

         o Westrock Advisors, Inc. is a registered broker-dealer that has been retained by Southern States. It has provided advice to Southern States in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 100,000 shares of Southern States common stock, which shares are being registered in this offering.

         o  Steve Peacock is a consultant to Southern States.

         o Safe Haven Products, LLC is a consultant to Southern States. All investment decisions of Safe Haven Products are made by Peter W. McCue, III.

         o All investment decisions of Black Forest Investments are made by Jim Warner.

         o All investment decisions of Khal Neharei Afarsemin, Inc. are made by Jay Kaufman.

         The table follows:

                                                  Percentage of                                            Percentage of
                                                   Outstanding                                              Outstanding
                                    Shares            Shares           Shares to be                            Shares
                                 Beneficially      Beneficially       Acquired under     Shares to be       Beneficially
          Selling                Owned Before      Owned Before         the Line of       Sold in the       Owned After
         Stockholder              Offering(1)      Offering(2)            Credit          Offering(3)         Offering
----------------------------   ----------------  ----------------   -----------------   ---------------   ---------------
Cornell Capital Partners, L.P. 5,296,023(4)               8.6%         67,364,692        72,660,715             0.00%
Westrock Advisors, Inc.            100,000                   *                  0           100,000             0.00%
Steve Peacock                    1,000,000                1.6%                  0         1,000,000             0.00%
Jacques S. Yeager                  650,000                1.1%                  0           650,000             0.00%
Safe Have Products, LLC            550,000                   *                  0           550,000             0.00%
Mark Angelo                        525,000                   *                  0           525,000             0.00%
Joseph Donohue                     525,000                   *                  0           525,000             0.00%
Robert Farrell                     525,000                   *                  0           525,000             0.00%
Matthew Beckman                    525,000                   *                  0           525,000             0.00%
Matt Kirby                         500,000                   *                  0           500,000             0.00%
Lloyd E. Stoll                     425,000                   *                  0           425,000             0.00%
Black Forest Investments           375,000                   *                  0           375,000             0.00%
Roy W. Kekauhuna                   375,000                   *                  0           375,000             0.00%
Michael Kesselbrener               333,333                   *                  0           333,333             0.00%
Steve Severance                    276,190                   *                  0           276,190             0.00%
Patti S. Fuhr                      125,000                   *                  0           125,000             0.00%
Michael B. Dackiw
and Mary Dackiw                    125,000                   *                  0           125,000             0.00%
Richard M. Boren                   125,000                   *                  0           125,000             0.00%


                                                       14

                                                  Percentage of                                            Percentage of
                                                   Outstanding                                              Outstanding
                                    Shares            Shares           Shares to be                            Shares
                                 Beneficially      Beneficially       Acquired under     Shares to be       Beneficially
          Selling                Owned Before      Owned Before         the Line of       Sold in the       Owned After
         Stockholder              Offering(1)      Offering(2)            Credit          Offering(3)         Offering
----------------------------   ----------------  ----------------   -----------------   ---------------   ---------------
Graham S. Pocock                   125,000                   *                  0           125,000             0.00%
Khal Neharei Afarsemin, Inc.       104,762                   *                  0           104,762             0.00%
Elke H. Hagen                       50,000                   *                  0            50,000             0.00%

-----------------------
*        Less than 1%.
(1) The shares represented in this column represent outstanding shares of common stock, as well as shares of common stock that may be obtained upon conversion or exercise of outstanding options, warrants, convertible preferred stock and convertible debentures.
(2) Percentage of outstanding shares is based on 61,311,563 shares of common stock outstanding as of April 15, 2002, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of April 15, 2002 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3) The number of shares of common stock available under the Equity Line of Credit may be increased by any unused shares of common stock not used upon the conversion of debentures.
(4) Includes 2,368,750 shares of common stock issued as a commitment fee in connection with the Equity Line of Credit, 2,727,273 shares of common stock that may be obtained upon conversion of convertible debentures, and 200,000 shares of common stock that may be obtained upon exercise of a warrant issued in connection with the Equity Line of Credit.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date.

         For illustrative purposes, we have set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and fees of 5.0% of the gross proceeds raised under the Equity Line of Credit have been deducted from the gross proceeds.

GROSS PROCEEDS                         $1,000,000    $2,500,000    $5,000,000   $10,000,000
NET PROCEEDS                             $865,000    $2,290,000    $4,665,000    $9,415,000

USE OF PROCEEDS:
-------------------------------------------------------------------------------------------

Plant Engineering and Constructions      $519,000    $1,374,000    $2,799,000    $5,649,000
Research and Development                 $129,750      $343,500      $699,750    $1,412,250
Fuel Purchases and Acquisitions           $43,250      $114,500      $233,250      $470,750
General Working Capital                  $173,000      $458,000      $933,000    $1,883,000

                                    DILUTION

         Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit.

         Our net tangible book value as of January 31, 2002 was $412,678 or $0.0072 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

         For example, if we assume that we had issued 40,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.25 per share, less commitment fees of $500,000 and $85,000 of other offering expenses, our net tangible book value as of January 31, 2002 would have been $9,827,678 or $0.10 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.0940 per share and an immediate dilution to new shareholders of $0.1488 per share, or 59.5%. The following table illustrates the per share dilution:

Assumed public offering price per share                                    $0.25
Net tangible book value per share before this offering      $0.0072
Increase attributable to new investors                       0.0940
Net tangible book value per share after this offering    ----------       0.1012
                                                                      ----------
Dilution per share to new shareholders                                   $0.1488
                                                                      ==========

         The offering price of our common stock under the Equity Line of Credit is based on 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. Southern States is registering 75,575,000 shares of common stock under the Equity Line of Credit, the conversion of debentures and the conversion of warrants. Accordingly, Southern States would need to register additional shares of common stock in order to fully utilize the $10.0 million available under the Equity Line of Credit at certain of the prices set forth below.

          ASSUMED         NO. OF SHARES TO BE        DILUTION PER SHARE TO
      OFFERING PRICE             ISSUED                     NEW INVESTORS
  --------------------- ------------------------- --------------------------
           $0.50               20,000,000                  $0.3726
           $0.25               40,000,000                  $0.1488
           $0.15               66,666,667                  $0.0706
           $0.10              100,000,000                  $0.0375
           $0.05              200,000,000                  $0.0118

--------------------------------------------------------------------------------

                              TOTAL CAPITALIZATION

         The following table sets forth the total capitalization of Southern States as of January 31, 2002.

                                                                 January 31,
                                                                    2002
                                                                   Actual
                                                                ------------
 Long-term liabilities                                            $980,855
                                                                ------------
 Stockholders' deficit:

 Preferred stock,  $0.001 par value;  25,000,000 shares                 --
      authorized and none issued
 Series  A  convertible  preferred  stock,  $0.001  par              3,000
      value;  4,000,000 shares authorized and 3,000,000
      issued and outstanding at January 31, 2002
 Common  stock,  $0.001 par value;  250,000  shares                 57,136
         authorized   and    57,136,316    issued   and
         outstanding at January 31, 2002
 Additional paid-in capital                                     14,199,160
 Stock subscriptions receivable                                   (25,000)
 Accumulated deficit                                          (13,821,618)
 Accumulated other comprehensive losses                               (--)
                                                              --------------
         Total stockholders' equity                                412,678
                                                              --------------
            Total capitalization                                $1,393,533
                                                              ==============

                              EQUITY LINE OF CREDIT

         SUMMARY. On December 5, 2001, we entered into an Equity Line of Credit ("Equity Line of Credit") with Cornell Capital Partners, L.P. (the "Investor"). The Equity Line of Credit Agreement was amended and restated as of March 8, 2002. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to the Investor shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, the Investor will pay 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. The Investor is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, the Investor will retain 5% of each advance under the Equity Line of Credit. In addition, we have issued 4,468,750 shares of our common stock as a commitment fee. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. In addition, we have engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer to act as our exclusive placement agent in connection with the Equity Line of Credit and we have issued 100,000 shares of our common stock to Westrock Advisors, Inc. pursuant to such arrangement.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to the Investor to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and the Investor will pay the advance amount.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until the Investor has advanced $10.0 million or 24 months after the effectiveness of the accompanying registration statement, whichever occurs first. We are limited to a maximum of $750,000.00 of advances in any 30-day period.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $10.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.11 per share, then we would issue 90,909,091 shares of our common stock to the Investor. These shares would represent approximately 60.8% of our outstanding common stock upon issuance. Southern States is registering 75,575,000 shares of common stock for the sale under the Equity Line of Credit, the conversion of debentures and the exercise of warrants. Accordingly, Southern States would need to register additional shares of common stock in order to fully utilize the $10.0 million available under the Equity Line of Credit at the prices set forth below.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.11 per share and 25%, 50% and 75% discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon conversion of options, warrants, and/or convertible preferred stock.

 Purchase Price:                $0.11      $0.0825       $0.0550       $0.0275


 No. of Shares(1):         90,909,091  121,212,121   181,818,182   363,636,364


 Total Outstanding(2):    148,045,407  178,348,437   238,954,499   420,772,680


 Percent Outstanding(3):        61.4%        68.0%         76.0%         86.4%

----------------------

(1) Represents the number of shares of common stock to be issued to the Investor at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to the Investor.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         In addition to showing the inverse relationship, the above table also shows that the issuance of shares under the Equity Line of Credit may result in a change of control. That is, based on the examples set forth above, between 90,909,091 and 363,636,364 shares of common stock could be issued under the Equity Line of Credit. However, in order for us to draw down the full amount of the Equity Line of Credit, it may be necessary for the shareholders of Southern States to approve an increase in our authorized common stock and for us to register additional shares of common stock. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares of common stock to assume control of Southern States by electing its or their own directors.

         All proceeds used under the Equity Line of Credit will be used for research and development and general working capital purposes. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration. In addition, the Investor will retain 5% of each advance.

         In connection with the Equity Line of Credit, we have issued 4,468,750 shares of our common stock as a commitment fee and the Investor is entitled to retain 5.0% of each advance under the Equity Line of Credit. The Investor assigned 2,100,000 shares of the commitment fee to Mark Angelo, Joseph Donohue, Robert Farrell and Matthew Beckman. Each individual received 525,000 shares of our common stock. In addition, we issued 100,000 shares of our common stock to Westrock Advisors, Inc. as a placement agent fee.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital will pay us 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the notice date. The 10% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. Cornell Capital will retain 5.0% of the gross proceeds raised in the Equity Line of Credit. In connection with the Equity Line of Credit, we have issued 4,468,750 shares of common stock to Cornell Capital and its assignees as a commitment fee and 100,000 shares of our common stock to Westrock Advisors, Inc. as a placement agent fee.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000 as well as the 5% of the gross proceeds received under the Equity Line of Credit that will be retained by Cornell Capital. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Southern States while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The  following  information  should  be read in  conjunction  with  the consolidated financial statements of Southern States and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

THREE AND NINE MONTHS ENDED JANUARY 31, 2002 AND 2001

         NET REVENUES

         Net revenues for the three and nine month periods ended January 31, 2002 were $6,852 and $436,091, respectively, which represented a decrease of 68% and an increase of 1,274%, respectively, over the same periods during fiscal 2001. Accordingly, we realized a gross profit from operations of $4,093 and $333,513 during the three month and nine month periods ended January 31, 2002, respectively, compared to a gross margin loss of $17,504 and $14,694, respectively, for the same periods during fiscal 2001. We anticipate that we will generate increasing revenues from our revenue participation from the Coachella plant and that we will either sell or re-lease the generators within the next six months. Both the sale of biodiesel from the Coachella plant and the sale or re-leasing of the generators will have a substantial impact on our current revenues.

         OPERATING EXPENSES

         Operating expenses were $711,279 and $2,502,969 for the three and nine months ended January 31, 2002, respectively, compared to operating expenses for the comparable periods in fiscal 2001 of $1,509,424 and $2,766,381, respectively, representing a decrease of 53% and 10%, respectively. The decrease in operating costs and expenses is primarily attributable to the significant decreases in general and administrative costs in the current fiscal year.

         During the nine month period ended January 31, 2002, there were expenses related to the convertible debenture for a beneficial conversion of $354,000.

         NET LOSS

         Net loss for the three and nine month periods ended January 31, 2002 were $712,108 and $2,212,258, respectively, compared to a net loss for the comparable periods in the prior year of $1,553,193 and $2,555,573, respectively, representing a decrease in net loss of 55% and 13%, respectively. The net loss resulting in the nine month period ended January 31, 2002 was primarily driven by the following items: amortization expense related to Goodwill of ($97,600); compensation expense in connection with stock-based incentive plans ($259,000); preferred and common stock issued in exchange for services ($502,711); amortization of debt issuance costs and discounts ($445,735); expense related to beneficial conversion feature of the debentures ($354,000); loss due to permanent decline in available for sale securities ($112,834); and the increase in interest expense (approximately $50,000) related to current year financings.

YEAR ENDED APRIL 30, 2001 AND 2000

         REVENUES

         Revenues for both periods were derived primarily from the sale and distribution of biodiesel. Net revenues amounted to $33,197 and $55,501 for the years ended April 30, 2001 and 2000, respectively. Revenues declined in 2001, primarily due to the emphasis by Southern States to focus on building the base of its core business.

         GROSS PROFITS

         Gross profit/(loss) for the years ended April 30, 2001 and 2000, amounted to $(13,237) and $(27,402), respectively. Gross profit/(loss) improved by approximately 52% from 2000 to 2001.

         OPERATING EXPENSES

         We incurred research and development expenses during 2001 in the amount of $203,924, which was approximately 100% greater that the amount incurred in 2000 of $101,616 for the same period. Additionally, we incurred consulting fees in the amount of $3,519,444 for the year ended April 30, 2001 compared to $1,490,552 for the year ended April 30, 2000. Included in consulting fees on the Statement of Operations, is approximately $3.0 million and $1.4 million of non-cash based compensation for the years ended April 30, 2001 and 2000 respectively, paid to consultants and others who provided services for stock in Southern States in lieu of cash.

         NET LOSS

         The net loss of Southern States for fiscal year 2001 was $4,362,516 or basic and diluted net loss per share of $0.46 compared to the previous year net loss of $4,269,683 or basic and diluted net loss per share of $0.43. Net loss increased by $0.03 per share or 7%, primarily due to the non-cash stock based compensation expense.

LIQUIDITY AND CAPITAL RESOURCES

         During the current quarter, we issued $300,000 of convertible debentures from which we received net proceeds of approximately $270,000, which resulted in raising sufficient capital to pay for operational expenses incurred during the quarter.

         To purchase the three (3) generator sets which had been leased to the University of California at Riverside (UCR) for five (5) months, we obtained a loan from City National Bank in the amount of $1,450,000, which together with the deposit and down payment, provided the $1,600,000 necessary to purchase the gensets and accessories from Energy Machinery, Inc., the vendor selling the equipment and, thereafter, the monthly payments to the bank were reduced to almost 50% of the prior monthly payment. Under the terms of the Lease Agreement with UCR, UCR has advised Southern States that it will not extend the lease period nor does it intend to purchase the generators from Southern States.

         Southern States' financing activities are primarily limited to private placements of the common stock of the company, an equity line of credit arrangement with Cornell Capital Partners, L.P., and the sale of convertible debentures to various investors.

         As of January 31, 2002, total cash, cash equivalents and restricted cash was $178,362, of which approximately $170,000 was restricted as to withdrawal (see Note 6 to the condensed financial statements) compared to $1,000 reported for the same period a year earlier.

         Southern States anticipates that part of our cash needs for the future will be derived from our revenue participation from the Coachella plant, sales of biodiesel fuel brokered through the company, the sale or re-leasing of our generators and from the Equity Line of Credit. We intend to continue to seek private investors who are interested in seeking equity in Southern States or who are interested in participating in projects undertaken by us. It is expected that the cash flow to be derived from these activities will be adequate to support our immediate cash requirements for operations.

         Southern States' common stock trades on the OTC Bulletin Board under the symbol "SSPC".

ABANDONMENT OF NOPEC ACQUISITION

         Through May 2000, Southern States was continuing to fund the operations of NOPEC Corporation, a private company located in Lakeland, Florida. At that time, a funding and merger and acquisition agreement had been entered into between the two companies, whereby NOPEC would be acquired and merged into Southern States in consideration for cash and stock. In July 2000, it was discovered that another company was also negotiating for the acquisition of NOPEC, and was successful in inducing NOPEC to attempt to terminate further communications or cooperation with Southern States.

         In addition, Southern States has received notice that it has been approved to receive a subsidy made available through the United States Department of Agriculture which should enhance Southern States' ability to profit from the sale of biodiesel made from soy oil feedstocks. This will inure to the benefit of Southern States and Imperial Western Products, Inc. The subsidy also applies to three other sites under consideration by Southern States.

         In the early Fall of 2000, Southern States was seriously contemplating filing a complaint to seek retribution for the damages it had suffered due to the alleged intentional interference. However, further action was avoided, and Southern States entered into a negotiated settlement with OceanAir Environmental LLC whereby Southern States received cash and forgiveness of certain obligations in exchange for ceasing any further attempts to recover for alleged damages. The monies received as consideration for this settlement provided capital to sustain operations and support the general and administrative expenses up to early Spring, 2001.

SALE OF INTEREST IN ANUVU

         Southern States had previously acquired a half interest in certain fuel cell technology also owned by a company called Anuvu. A party interested in acquiring Southern States' half share interest in the fuel cell technology made an offer to purchase this interest for $300,000 in the early Fall of 2000. This transaction was successfully completed and the consideration was received as agreed. Receipt of these monies enabled Southern States to pay off and satisfy many outstanding payables that had accrued.

         In addition to the cash received from the sale of this interest, Southern States also received a five percent (5%) interest in a new company to be formed called Cell Power, Inc. which was charged with the further research and development of the fuel cell technology. Also, Southern States retained the right to develop and exploit this particular technology to the extent that it was one Watt or less.

RELOCATION OF CORPORATE OFFICES

         In October 2000 Southern States relocated its principal, corporate offices from Shreveport, Louisiana to Ontario, California. Due to the fact that the principal officers of Southern States resided in Southern California, and the fact that customers using biodiesel supplied by Southern States were primarily located in the Phoenix region at the time, it seemed preferable to relocate to Southern California, and Ontario was selected because of it's convenient location and proximity to a major International airport.

         Because of its need to expand facilities during the year, Southern States has had to relocate to larger office facilities within the same office complex within this period of time.

CHANGE IN FOCUS OF BUSINESS OPPORTUNITIES

         In the late Fall of 2000 (fiscal year 2001), Southern States reassessed opportunities within the business community, and considered the depth of experiences it had enjoyed in the alternative fuels business, namely, the sale and distribution of biodiesel (technically referred to as methyl ester). This is a green, clean burning diesel fuel manufactured and produced from plant stock, compared to petrol-chemical diesel from fossil fuels. Biodiesel can be produced from virgin feedstocks, which are typically derived from soybean or nut oil, or from spent vegetable oils, such as those processed by rendering companies and used for cooking purposes. Both of these sources of feedstock are from renewable resources, and when blended with regular diesel or used 100% as a fuel, eliminate the typical black particulate matter which is readily noticeable from most diesel engines.

         The management of Southern States believed that in order to insure a consistent supply of biodiesel for it's customer base at a relatively stable price, it would be necessary to construct it's own plant for processing spent vegetable oils (yellow grease) in a region which is convenient both to the southern California and Phoenix markets. In the Fall of 2000, Southern States was introduced to Imperial Western Products (IWP) located in Coachella, just East of Indio, California. IWP is a large cotton seed processing plant which also has a facility for processing yellow grease which they typically sell for use in animal foods. An understanding was reached whereby IWP agreed to participate in the construction of a biodiesel plant at their facility in Coachella which would utilize their processed yellow grease as the basic source of feedstock for conversion to biodiesel.

         Due to limited financial resources, Southern States sought after and purchased previously owned equipment and tanks which were suitable as reactors and separation tanks for the two stages necessary to process the chemicals and feedstock. Southern States was able to obtain financing for this equipment from its commercial bank, and enabled it to commence to work with IWP to construct a facility.

         Throughout the course of construction during the Spring of 2001 considerable work had been performed to install the tanks and equipment which had been purchased. IWP made substantial contributions to the plant as well, expending time, laborers, and capital in an effort to complete the plant which was to be the first permanent facility of it's type in the Western region of the U.S. Due to the contributions and joint efforts by both IWP and Southern States

Power Company expended to complete this plant, the nature of ownership was to be considered as joint ownership for the common purpose of manufacturing and producing biodiesel as an alternative fuel to assist in cleaning up our critical air resources.

         On February 19, 2002, we finalized the sale of our interest in the Coachella Facility and certain related assets including equipment and existing inventories to IWP for approximately $258,000. Under the terms of the agreement with IWP, the parties will share an equal distribution of the revenues from fuel produced at the Coachella facility, which will remain unchanged for a minimum of 12 months, with the option to extend this arrangement with the approval of both parties. Southern States will retain 50% of the profit in addition to a $0.10 per gallon royalty for all fuel produced and sold under the United States Department of Agriculture (USDA) subsidy program (described below), which has been assigned to the Coachella facility. In addition, as part of this transaction we assigned our USDA subsidy to IWP, allowing us to fulfill our $7.5 million subsidy through planned facilities. As a result of the transaction, we recorded a gain of approximately $42,000. The Coachella facility had no significant production or sales for the nine months ended January 31, 2002.

SALE OF CONVERTIBLE DEBENTURES

         In an effort to raise capital to support continued plant construction, equipment purchases, and general operating expenses, Southern States participated in a program whereby convertible debentures were sold to various investors, who had options to convert their debentures for common shares in Southern States. Commencing in March and April, 2001, approximately $1,000,000 (less fees and cost of $205,000) was raised periodically from these investors, who subsequently converted these debentures into 30,620,694 shares of common stock.

         As of the end of fiscal year 2001, $174,000 had been raised through this program, which helped to provide capital needed to purchase equipment and proceed with the construction of the biodiesel plant in Coachella.

         This program also resulted in the issuance of additional free-trading shares to those debenture holders who participated in the conversions. These shares increased the float and the availability of marketable shares for the public at large. Additionally, the heightened activity regarding trading of Southern States shares resulted in a relatively substantial increase in numbers of shareholders.

         In December 2001, Southern States issued $300,000 of convertible debentures, from which the company received net proceeds of approximately $270,000. These debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to either (a) 120% of the closing bid price of Southern States' common stock as of December 13, 2001, or (b) 80% of the average of the 3 lowest closing bid prices of Southern States' common stock for the 5 days prior to conversion. At Southern States' option, these debentures may be paid in cash or converted into shares of common stock on the second anniversary unless converted earlier by the holder. In addition, Southern States has the right to redeem any or all of the convertible debentures at a redemption price equal to 120% of the face amount of the convertible debenture redeemed plus all accrued interest. In the event that Southern States exercises its right of redemption for either all or a portion of the convertible debentures, the holder will receive a warrant to purchase 10,000 shares of Southern States' common stock for every $100,000 invested. Southern States paid fees of $30,000 to Cornell Capital Partners, L.P. in connection with this offering.

         In December 2001, we issued a warrant to purchase 200,000 shares of common stock to Cornell Capital Partners in connection with the $300,000 convertible debenture offering. The warrant is exercisable into shares of common stock at an exercise price of 110% of the closing bid price of Southern States' common stock as of December 20, 2001. The warrant expires 60 months from December 31, 2001.

         In April 2002, Southern States issued $75,000 of convertible debentures. These debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to 120% of the closing bid price of our common stock as of April 5, 2002, or 80% of the average of the 3 lowest closing bid prices of our common stock for the 5 trading days immediately preceding the conversion date. These convertible debentures have a term of 5 years. At Southern States' option, these convertible debentures may be paid in cash at a 20% premium or converted into shares of our common stock on the second anniversary unless converted earlier by the holder.

TECHNOLOGY TRANSFER AGREEMENT

         Southern States entered into an agreement with Green Aero Energy, Ltd., a California company, for the transfer and assignment of technology in consideration for the exchange of shares of Southern States Power Company. The technology which was transferred to Southern States involves the generation of electrical power with wind as the source of energy. This proprietary technology

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

differs somewhat from conventional wind-driven machines, or devices, in that it is designed to eliminate many of the modern turbine's limitations relating to wind velocity and other factors. Additionally, this technology produces energy that can be stored without the use or necessity of batteries. It incorporates the use of a hydraulic system that can possibly achieve 90% efficiency, which is considerably higher than conventional wind machines which use standard gear boxes.

         Of particular significance to Southern States is the fact that the system will also incorporate the use of standard generators powered by diesel engines for standby power generation when there is insufficient wind to drive the wind turbines. These generators will be designed and installed to run on 100% biodiesel to be provided by Southern States.

         Southern States Power has licensed back the rights to Green Aero Energy to develop and commercially exploit the technology, and has provided funds for the construction of a working prototype.

ALLIANCES WITH MID-WEST SOYBEAN GROWERS

         Southern States has established an alliance, or working relationship, with West Central Soy, a cooperative located in Iowa consisting of many soybean growers. West Central Soy processes the beans grown by its members, and converts the soybean oil into biodiesel.

         Southern States currently works with this co-op, pursuant to individual purchase orders, for the import of finished biodiesel product for delivery to customers of Southern States. Southern States representatives also visited and met with other soybean cooperatives in South Dakota and Nebraska to ascertain the feasibility of purchasing their soy oil as a feedstock to produce biodiesel, or alternatively, to participate in a joint venture to build and construct a biodiesel plant at one or more soybean processing plants. Currently it is contemplated that oil will be purchased from one or more of the soy bean co-ops and converted into biodiesel at the Coachella facility, thereby utilizing the U.S. Department of Agriculture subsidy for these crops.

SUBSTANTIAL ORDER FOR BIODIESEL

         During the fourth quarter of fiscal year 2001 Southern States began supplying, pursuant to individual purchase orders, Rockland Materials, Inc., in Phoenix, Arizona 100% biodiesel for use in the company's trucks. Rockland Materials is a large cement contractor operating in the Arizona markets, and being environmentally conscious, made a corporate decision to start using a clean, alternative fuel in their cement trucks. With no conversion necessary, Southern States Power arranged to bring in and deliver 100% biodiesel to Rockland Materials to assist in improving the air quality in the greater Phoenix area. It is estimated that Rockland will be ordering and using 1.2 million gallons of biodiesel annually, which is believed to be the largest order in the country to a single user.

SUBSEQUENT EVENTS

         Subsequent to the end of fiscal year 2001, Southern States has continued to develop markets for the sale and distribution of biodiesel in the Phoenix and Southern California regions. It has established relationships with several distributors of fuel in these regions who are distributing biodiesel to customers of Southern States. This alternative fuel is typically delivered as a blended fuel with standard #2 diesel (usually 20% biodiesel), or is distributed as a fuel comprised of 100% biodiesel.

         In February 2002, we commenced delivery of biodiesel to JR Cardenas Construction, Inc. for distribution to their customers in the South-Central area of California. Through February 2002, Southern States has also provided biodiesel to various customers in the Southern California region through major distributors, which continue to handle the biodiesel supplied through Southern States.

         The plant in Coachella, which was originally undertaken as a joint effort with Imperial Western Products, has been installed, and all of the reactors, separation tanks, and other equipment involved in the washing and distilling processes have been connected. The plant became fully operational in November 2001.

         On February 19, 2002, we finalized the sale of our interest in the Coachella Facility and certain related assets including equipment and existing inventories to IWP for approximately $258,000. Under the terms of the agreement with IWP, the parties will share an equal distribution of the revenues from fuel produced at the Coachella facility, which will remain unchanged for a minimum of 12 months, with the option to extend this arrangement with the approval of both parties. Southern States will retain 50% of the profit in addition to a $0.10

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

per gallon royalty for all fuel produced and sold under the United States Department of Agriculture (USDA) subsidy program (described below), which has been assigned to the Coachella facility. In addition, as part of this transaction we assigned our USDA subsidy to IWP, allowing us to fulfill our $7.5 million subsidy through planned facilities. As a result of the transaction, we recorded a non-cash book gain of approximately $42,000. The Coachella facility had no significant production or sales for the nine months ended January 31, 2002.

         Southern States Power has formed a new Energy Division to take advantage of potential opportunities by using biodiesel as a clean-burning fuel in stationary power generators. As a consequence, Southern States was successful in financing and purchasing three (3) two megawatt Cummins generators which were leased to the University of California at Riverside (UCR) for back-up, stand-by power in the event of blackouts or power outages. These units were delivered and installed, and ran on biodiesel as the fuel source provided by or through Southern States. It is believed that this was the first instance in the country that stationary power generators have been permitted to run exclusively on biodiesel. Since installation of these units, there has been a considerable amount of interest expressed by other potential users who desire to install similar generation plants which will run on biodiesel.

         The generating equipment was purchased for a total of approximately $1,600,000 and was rented to UCR on a short-term lease for five months ending December 2001, for a total rental amount of $300,000. At the end of rental period, UCR advised us that it would not continue to rent nor elect to purchase the generating equipment. We are currently in negotiations with a telecommunications company to purchase the three gensets, but have not come to any formal understanding at this time. In the event that we enter into and close a sale with the current, prospective buyers, it is possible that we could incur a loss on the units of approximately $250,000 to $400,000, taking into account the rental income already received.

         Our management estimates that the economic useful life of the equipment is 10 years, the period over which it is being depreciated. The equipment purchase was financed by a promissory note to a bank in the amount of $1,450,000, interest at the rate of 7.5% initially with payments of $60,000 per month for the first five months commencing August 15, 2001, and then 36 monthly installments of approximately $33,500 beginning January 15, 2002. In connection with the loan, we deposited $350,000 in a certificate of deposit CD with the bank, which cannot be withdrawn until the loan is repaid in full. During November 2001, our management renegotiated the payment terms of the loan, which included the transfer of funds from the CD to make the periodic principal and interest payments. As of January 31, 2002, total loan payments of $180,000 were transferred from the CD. The bank has indicated that it will continue to make the periodic principal payments from the CD until the balance is exhausted and Southern Sates will make all interest payments. We intend to make the remaining principal and interest payments once the balance of the CD is exhausted.

         The loan is secured by a first lien on the equipment. A current officer and director and a former officer and director of Southern States have pledged their respective shares of common stock of Southern States to a business associate in exchange for a personal guaranty of the loan to the bank in the amount of $800,000.

         During the first quarter of fiscal year 2002 Southern States acquired its first fuel truck and trailer which have a capacity of approximately 8800 gallons. These vehicles are intended to be used for distribution of biodiesel to customers of Southern States. The trailer is currently located at the site where the generators have been installed, and is used to supply the fuel to the three units being operated by the Riverside Public Utility district.

         All of the debentures which were sold in April 2001 to investors have been converted into common shares of Southern States on or about July 10, 2001. Southern States received approximately $1,000,000 in gross proceeds, less fees and costs, which totaled approximately $205,000. The funds were used to purchase and secure the purchase of the three power generators; complete construction of the Coachella plant, and cover certain operational costs incurred by Southern States. Additionally, this resulted in the issuance of 30,620,694 shares by Southern States, which when added to the outstanding, issued shares at the start of the program, equaled the total authorized shares of 50 million. Southern States filed a 14C filing to amend the Articles of Incorporation for an increase in the total number of authorized shares up to 250 million in the event that additional shares are necessary for purposes beneficial to Southern States. Our Board of Directors approved the action to proceed to amend the Articles of Incorporation on June 1, 2001 and after approval of shareholders holding a majority of shares, the 14C was filed with the Securities and Exchange Commission. The new, increased authorization resulting from the Amended Articles became effective on or about July 10, 2001. This filing also included the authorization to issue a new class of Preferred Shares of Southern States with voting rights equal to ten times those for each share of common stock.

         In December 2001, Southern States issued $300,000 of convertible debentures, from which we received net proceeds of approximately $270,000. These

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

debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to either (a) 120% of the closing bid price of Southern States' common stock as of December 13, 2001, or (b) 80% of the average of the 3 lowest closing bid prices of Southern States' common stock for the 5 days prior to conversion. At Southern States' option, these debentures may be paid in cash at a 20% premium or converted into shares of common stock on the second anniversary unless converted earlier by the holder. Southern States paid fees of $30,000 to Cornell Capital Partners, L.P. in connection with this offering. Southern States recorded a discount in the amount of $75,000, related to the beneficial conversion feature which is being amortized using the interest method over the term of the debentures.

         On or about February 6, 2002, Southern States entered into an agreement with Kinder Morgan Energy Partners, LP & Cardlock, LLC for the acquisition of equipment and assets relating to a cardlock facility located in Phoenix, Arizona. The agreement includes the purchase of all the equipment, movable assets and personal property owned by Kinder Morgan and Cardlock. The purchase price is $395,000. Under the terms of the agreement, the acquisition is expected to be consummated on March 31, 2002, but may be extended 30 days if necessary.

         In connection with this transaction, on January 24, 2002, Southern States entered into a Sublease Agreement with Kinder Morgan and Cardlock. The Sublease Agreement pertains to the property on which the equipment and assets are located. The term of the Sublease Agreement is 142 months and will expire on December 31, 2013.

         On February 12, 2002, Southern States received notification that its application had been approved for the 2002 USDA Bio-Energy Subsidy Program (CCC-850). Under the subsidy, Southern States will be reimbursed quarterly for purchases of bio-based feedstock used in the production of biodiesel. All biodiesel produced from soy oil by Southern States for fiscal year 2002, up to a maximum amount of $7.5 million, will be eligible under the Bio-Energy subsidy program. The subsidy includes biodiesel produced from the Coachella plant, as well as any soy-based biodiesel produced at planned facilities.

         Southern States has negotiated the terms of a land purchase consisting of 7.73 acres located in Riverside County, California. The parcel is located in an industrial development area and is served by rail, which makes this a strategic location for the construction of a major biodiesel manufacturing facility in the western region of the country. Southern States is contemplating constructing a multi-million gallon facility at this site, which would include substantial storage capacity. A Letter of Intent has been delivered by Southern States to the sellers.

         On March 21, 2002, Southern States entered into a Preliminary Engineering Agreement with Lurgi PSI, Inc. for the design and engineering of a 30 million gallon per year biodiesel facility in Riverside, California. It is anticipated that the Preliminary Engineering Agreement will be converted to a full engineering only or an EPC agreement on or before July 15, 2002. In the event an EPC agreement is not effective prior to July 15, 2002, unless extended by mutual agreement, the Preliminary Engineering Agreement will be terminated.

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


                             DESCRIPTION OF BUSINESS

THE COMPANY

         Southern States is focused in the field of alternative energy. During fiscal year 2001, Southern States relocated its headquarters from Shreveport, Louisiana to Ontario, California, and established a regional office in Phoenix Arizona. This was accomplished as the major developments were in the West -- and the operating officers were located in the Southern California and Phoenix areas.

         Southern States Power Company has two synergistic divisions: (1) The Alternative Fuels Division which is responsible for the production, sales and distribution of biodiesel, and (2) the Energy Division which is devoted to the generation of power using alternative fuel products.

         Biodiesel is a diesel fuel made from a vegetable oil, rather than a petrochemical oil base -- officially designated by EPA as an alternative fuel under the Energy Policy Act. Biodiesel is a unique alternative fuel because it can be used in diesel engines without any change or modifications to the engines or vehicles, or ground fueling equipment.

         Management believes that tightening clean air standards and growing fossil fuel costs are forcing municipal and private commercial fleets to look toward alternative fuel products. Major biodiesel initiatives have been passed at state and federal levels across the United States. The Energy Policy Act (EPAct) was passed in 1992 to accelerate the use of alternative fuels in the transportation sector. In this Act the government recognized fuels derived from biological materials as alternative fuels. Prior to the EPAct, the Clean Fuel Fleet Program was included as part of the Clean Air Act Amendments (1990). This program specifically describes clean fuels to include alternative fuels. Executive Order 13149 directs federal agency fleets to use alternative fuel to meet at least 51% of the vehicles' fuel needs, and requires agencies to reduce their overall petroleum consumption by at least 20% over the next five years. Further, it is also the goal of the United States Department of Energy that 20% of petroleum based motor fuel is replaced by alternative fuels by the year 2010.

         According to reports by Renewable Fuels Lab, there are nearly 52 billion gallons of diesel fuel consumed annually in the United States alone, not considering the greater international consumption.

         During fiscal year 2001, Southern States liquidated its position with NOPEC in a negotiated settlement with Ocean Air Environmental, LLC. A portion of these funds and those from the sale of an interest in a fuel cell company called Anuvu, helped to fund construction of a biodiesel plant in the Imperial Valley, in Southern California. As the NOPEC facility is located in Florida, management believes the move to produce biodiesel on the West Coast is far better suited to supply Southern States' customer base in the West.

         Imperial Western Products (IWP), the strategic partner of Southern States in the Imperial Valley, where the biodiesel plant is located, gathers and processes recycled cooking oils, termed yellow grease. This allows Southern States to have the lowest cost product base on site -- which is converted to biodiesel from the only full production facility in the West. This factor, coupled with the fact that Southern States has been granted approval to receive a United States Department of Agriculture subsidy for using soy oil as its base feedstock, means that Southern States can elect between these two beneficial alternatives to produce fuel at the Coachella facility.

         Southern States has negotiated the terms of a land purchase consisting of 7.73 acres located in Riverside County, California. The parcel is located in an industrial development area and is served by rail, which makes this a strategic location for the construction of a major biodiesel manufacturing facility in the western region of the country. Southern States is contemplating constructing a multi-million gallon facility at this site, which would include substantial storage capacity. A Letter of Intent has been delivered by Southern States to the sellers.

         During March 2002, Southern States entered into a Memorandum of Understanding with Lurgi, PSI, Inc. outlining Southern States' intention to develop a 30 million gallon per year biodiesel facility in Riverside, California.

         Southern States is considering several additional sites in California, Arizona and Nevada, which are suitable for the construction of additional plants. These considerations include those facilities which are to be located on the client's property - in some cases utilizing their recycled products to produce the fuel for their own mobile and stationary equipment, as well as for sale in the alternative fuel market. Management believes that funding for such projects will be raised from client's who seek to build biodiesel plants to support their own operations, or from bank financing and private placements.

         The generating equipment was purchased for a total of approximately $1,600,000 and was rented to UCR on a short-term lease for five months ending October 2001, for a total rental amount of $300,000. At the end of rental period, UCR advised us that it would not continue to rent nor elect to purchase the generating equipment. We are presently in discussions with certain power developers for the sale of the generating equipment.

         Our management estimates that the economic useful life of the equipment is 10 years, the period over which it is being depreciated. The equipment purchase was financed by a promissory note to a bank in the amount of $1,450,000, interest at the rate of 7.5% initially with payments of $60,000 per month for the first five months commencing August 15, 2001, and then 36 monthly installments of approximately $33,500 beginning January 15, 2002. In connection with the loan, we deposited $350,000 in a certificate of deposit CD with the bank, which cannot be withdrawn until the loan is repaid in full. During November 2001, our management renegotiated the payment terms of the loan, which included the transfer of funds from the CD to make the periodic principal and interest payments. As of January 31, 2002, total loan payments of $180,000 were transferred from the CD. The bank has indicated that it will continue to make the periodic principal payments from the CD until the balance is exhausted and Southern Sates will make all interest payments. We intent to make the remaining principal and interest payments once the balance of the CD is exhausted.

         The loan is secured by a first lien on the equipment. A current officer and director and a former officer and director of Southern States have pledged their respective shares of common stock of Southern States to a business associate in exchange for a personal guaranty of the loan to the bank in the amount of $800,000.

         A key accomplishment has been the establishment of a distributor base to provide the fuel either in a pure form, or as a blend with petrochemical diesel to the end user. Southern States has secured the services of key distributors in Phoenix, Las Vegas, and Southern California. Currently, Southern States does not have written distribution agreements with these distributors; however, Southern States does use the standard fuel industry practice of purchase orders and invoices for its product distribution. The service, or handling fees are typically included in the cost of the fuel borne by the customer.

         Management believes the new Energy Division should prove to be a substantial addition to Southern States' capabilities and generate additional revenues for Southern States. Power shortages have forced many operations to turn to equipment which provides standby power generation. Management also believes the innovation of utilizing efficient and durable diesel power engines, fueled with clean-burning biodiesel will open new opportunities for Southern States which did not previously exist.

         Investment in the Gamm Project #2-9, LLC and the Gamm Project #3-24, LLC (drilled wells for oil extraction in Shreveport, Louisiana) remain on the books as assets and offset by a valuation reserve allowance as they have not been operational since acquisition in fiscal year 1999.

TECHNOLOGY PROTECTION POLICY AND DISCLAIMERS

         Southern States relies on internally generated technology and confidentiality agreements executed by third, interested parties. Currently, Southern States has elected to refrain from filing for patent protection regarding it's biofuel formulation and plant process, as the amount of disclosure which must be made in the application would disclose information which Southern States wants to keep proprietary. Other components of the mixing and chemical process typically falls into the public domain.

         Southern States believes that gains in expertise in both the chemical and process treatment are highly complex and would be extremely difficult to duplicate or reverse engineer.

CONFIDENTIALITY POLICY AND DISCLAIMERS

         As indicated above, Southern States agents and officials interact with many different technology development entities and concerns. It is the policy of Southern States to obtain executed confidentially agreements from those persons or entities to whom Southern States trade secrets are revealed. The standard agreements include provisions prohibiting disclosure of proprietary information. With respect to Company employees and consultants, agreements in place include a provision prohibiting competition with Southern States.

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

EMPLOYEES AND OFFICERS

         The officers of Southern States are Harrison A. McCoy III, Chief Executive Officer and Director, and William O. Sheaffer, President and Director. Anthony Miller also serves as an outside Director. The officers of Southern States are paid a salary along with reimbursement of expenses personally incurred on Southern States' behalf. All have received stock options in Southern States for compensation for their services. Southern States employs a support staff at its corporate headquarters, one of whom is a business consultant and legal counsel, and the other is a director of operations and finance.

COMPETITION

         Southern States' facility in Coachella is one of the largest plants of its type in the United States, and is the first of its kind on the west coast. In addition to other producers of biodiesel, most of which utilize virgin soy oil as their basic feedstock, there are other companies that market, supply and/or provide biodiesel to consumers, but that are not producers. The largest marketer and supplier that competes directly with Southern States is World Energy, Inc. In addition, certain distributors of diesel fuel purchase biodiesel directly from producers and are considered competitors in the alternative biofuels market.

         Competition to the biodiesel market, as a whole, comes primarily from the compressed natural gas industry. Due to strong lobbying efforts over the past few years, compressed natural gas as an alternative fuel has made inroads into the metro and school bus transportation market, as well as the waste hauler segment. However, conversion of diesel engines to accommodate compressed natural gas is costly, as well as the necessary infrastructure to accommodate compressed natural gas. We believe that, because converting diesel engines to the use of biodiesel does not require any mechanical modifications or special infrastructure, biodiesel has an advantage over compressed natural gas as an alternative fuel.

GOVERNMENT REGULATION

         Initial focus by the government to mandate or provide incentives to reduce emissions and dependence on foreign oils became evident with the passage of the Environmental Protection Act ("EPAct") in 1992. This Bill requires Federal agencies to buy vehicles that run on alternative fuels to reduce their dependence on fuel supplies produced overseas. Federal agencies considered to have qualifying fleets were required to have specific alternative fuel purchases. This Act was the first genuine effort to boost the use of domestic replacement (alternative) fuels. The Department of Energy was charged with the responsibility to develop and oversee a plan to replace 10% of U.S. gas consumption with alternative fuels by the year 2000 and 30% by the year 2010.

         There has been considerable effort on the part of Federal, State and local governments to continue to press for legislative action to clean up our air, particularly in non-attainment areas represented by big cities and heavy traffic. Bills which have been passed include incentives for EPA credits, and preferential bidding for governmental jobs is awarded to companies using alternative fuels which are kinder to our environment. Nationally, the Bush Administration has just recently proposed a National Energy Policy aimed at using cleaner, alternative fuels. Within the past few years the EPA has recognized biodiesel as an approved alternative fuel, providing at least 20% is included in any blending with standard #2 diesel.

         In Congress, Senate Bill 1058, referred to as the Energy Tax Bill and sponsored by the Senate Finance Committee, has been designed to insure that tax provisions are includable for biodiesel. Similarly, Senate Bill 1066 has been promoted with the premise that "every fuel must have a renewable component," indicating that the government is encouraging the use or blending of alternative fuels produced from plant or vegetable stock compared to fossil or petrochemical fuels.

         The California Air Resources Board ("CARB") is charged with regulating the emissions emitted from mobile sources of transportation throughout the State of California, and has been seriously lobbied to consider biodiesel as an approved alternative fuel to promote air quality. The South Coast Air Quality Management District ("AQMD") is considered to be leading the national as far as stringent air quality standards are concerned, and is the agency regulating emissions derived from stationary sources of power generation in specified regions of Southern California. The AQMD issued a permit to Southern States Power Company in 2001 to run three 2-megawatt gensets as backup, standby power generators to be run on 100% biodiesel. It is believed that this is the first of such kind of permits granted to any entity for such purpose.

         Arizona has previously passed laws encouraging the use of biodiesel, and recognizing this biofuel as an alternative fuel together with other types of alternative fuels. Nevada, and other states, are also recognizing the value of biodiesel as a clean alternative fuel and are considering incentives to encourage consumers to use this fuel. The National government, through the USDA, and as a means to promote agricultural products, has recently passed a farm bill, which authorized a valuable subsidy for those producers of biodiesel who use soy oil and other specified oils as the base feedstock in the manufacture of biodiesel (CCC 850). Southern States was recently notified that it has received approval to receive the subsidy under this special program, which will contribute substantially to reduce the costs of producing this alternative fuel, thereby reducing the costs charged to the consumers.

                                   MANAGEMENT

         Our present directors and executive officers are as follows:

          Name                     Age                 Position
          ----                     ---                 --------

 Harrison A. McCoy, III            54       Chief Executive Officer and Chairman
                                            of the Board
 William O. Sheaffer               67       President, Chief Operating Officer
                                            and Director
 Anthony K. Miller                 48       Director


         The following is a brief description of the background of our directors and executive officers.

BACKGROUND INFORMATION

         Harrison  A.  McCoy III is a former  member of the U.S.  Army  Corps of
Engineers. After serving in Vietnam, Mr. McCoy obtained a BS in Chemical Engineering from Cal Poly - Pomona. He also holds an AS degree in Water/Wastewater Treatment from San Bernardino Valley College. Mr. McCoy has enjoyed a twenty-five year career in environment/alternative fuels/engineering/waste management fields. Most recently, Mr. McCoy started and managed his own entrepreneurial firm, Bioenergy Engineering and Technologies Corporation. This entity specialized in developing technology and site plans for regional integrated liquid/solid, urban/industrial waste treatment management.

         William O. Sheaffer joined Southern States as Director in 2000. He is a cum laude graduate of USC with an MBA from Pepperdine University. Since 1996, Mr. Sheaffer has served as Vice-President of Marketing & Managing Director for Chemical Products, Inc. Prior to that, he served as Senior Marketing and Business Consulting to IMPCO/KRACO from 1993 to 1996. Between 1992 and 1994, Mr. Sheaffer served as Vice-President of Marketing and Sales for Harvey Universal, a dealer of industrial and retail products. From 1990 to 1992, he served as Executive Vice-President of Calculated Industries, a consumer and commercial electronics concern. Mr. Sheaffer's extensive marketing and sales experience will prove extremely valuable to Southern States, where he is Marketing Director. For the last five years Mr. Sheaffer has been involved with marketing and sales of various retail products, including industrial cleaning products.

         Anthony K. Miller is President and a Director of U.S. Crude, Ltd., a publicly traded company located in Loma Linda, California. U.S. Crude has developed a process for injecting steam down existing oil wells to free up the flow and production of oil. He is the sole outside Director of Southern States, and brings with him considerable experience in areas of corporate management, and knowledge regarding the operations and requirements imposed on publicly trading companies. Mr. Miller serves on the Board of Directors of U.S. Crude, Inc., a reporting company, and has managed this company for the past two years.

MEETINGS

         During our fiscal year ended April 30, 2001, our Board of Directors met on 15 occasions. Each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

         We have no standard arrangement, pursuant to which our Directors are compensated or services provided as a Director. Our sole outside Director is paid $250, as reimbursement for travel and expenses, for each meeting of the Board of Directors that he attends. No additional amounts are payable to our Directors for special assignments, if any.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended April 30, 2001 and 2000 paid to Harrison A. McCoy, III, our current Chief Executive Officer and Lawrence W. Taggart, our former Chief Executive Officer. No other executive officers received compensation exceeding $100,000 during the fiscal year ended April 30, 2001.

                                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                      ---------------------------------   ----------------------------------------------------------
                                                                             Awards
                                                                           Restricted      Securities
                                                                              Stock        Underlying         All Other
Name and Principal Position             Year       Salary        Bonus      Award(s)         Options        Compensation
---------------------------           --------    --------      -------    ----------     ------------     --------------
Lawrence W. Taggart                     2001       $90,000         $--            --               --                --
  Former President(1)                   2000            --          --            --               --                --

Harrison A. McCoy, III                  2001       $90,000         $--            --               --                --
  Chief Executive Officer(2)            2000            --          --            --               --                --

------------------------------------------------------------------------------------------------------------------------------------

---------------

(1) Mr. Taggart resigned as President and a Director of Southern States effective as of September 1, 2001.

(2) Mr. McCoy became Chief Executive Officer of Southern States effective as of September 1, 2001.

         The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended April 30, 2001 for officers of Southern States.


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                                             YEAR-END OPTION VALUES

                                                                      Number of Securities
                                     Number of                       Underlying Unexercised             Value of Unexercised
                                      Shares                               Options at                 In-the-Money Options at
                                    Acquired on       Value              April 30, 2001                    April 30, 2001
Name                                 Exercise        Realized      Exercisable/Unexercisable        Exercisable/Unexercisable(1)
---------------------------     -----------------  ------------   -----------------------------  --------------------------------
Harrison A. McCoy, III                   -0-            -0-     Exercisable            150,000   Exercisable            $8,850.00

                                                                Unexercisable          500,000   Unexercisable         $29,500.00

William O. Sheaffer                      -0-            -0-     Exercisable            100,000   Exercisable            $5,900.00

                                                                Unexercisable          250,000   Unexercisable         $14,750.00

Lawrence W. Taggart(2)                   -0-            -0-     Exercisable            250,000   Exercisable           $14,750.00

                                                                Unexercisable          500,000   Unexercisable         $29,500.00

Curtis Wright(3)                         -0-            -0-     Exercisable            100,000   Exercisable            $5,900.00

                                                                Unexercisable                0   Unexercisable              $0.00

Anthony K. Miller                        -0-            -0-     Exercisable                  0   Exercisable                $0.00

                                                                Unexercisable                0   Unexercisable              $0.00

---------------

(1) The value of unexercised in-the-money options at fiscal year end is calculated using the last sale price of $0.06 per share as of April 30, 2001, the last trading day of fiscal year 2001, as reported on the OTC Bulletin Board.

(2) Mr. Taggart resigned as President and a Director of Southern States effective as of September 1, 2001.

(3) Mr. Wright resigned as a Director effective as of July 20, 2001, and as an officer of Southern States on December 14, 2001.


EMPLOYMENT AGREEMENTS

         Employment agreements were entered into between Lawrence W. Taggart, Harrison A. McCoy III, and William O. Sheaffer and the company on March 14, 2001 reflecting the fiscal salaries shown in the table above. These agreements also reflect terms of three (3) years for each named officer, with a severance scale equal to one month compensation for each month employed or working for Southern States, up to a maximum of 24 months, for any involuntary termination without cause.

INDEMNIFICATION

         As permitted by the provisions of the General Corporation Law of the State of Delaware (the "Delaware Code"), Southern States has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Southern States. Any such person may be indemnified against expenses, including attorneys' fees, judgments, fines and settlements to the extent they have been on the merits or otherwise in defense of any action, suit or proceeding. Further, the Delaware Code permits a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents. Southern States does not maintain such liability insurance.

                             DESCRIPTION OF PROPERTY

         As of April 15, 2002, we owned no real property. We lease the following real estate:

         a. Office space of approximately 600 square feet, at a lease rate of approximately $2,200 per month. The lease is month-to-month. This lease space is in Ontario, California.

         b. Office space of approximately 250 square feet, at a lease rate of approximately $1,200 per month. We renewed the lease through October 15, 2002. This lease space is in Phoenix, Arizona.

         c. We are currently negotiating a lease for office space in Riverside, California.


                             LITIGATION PROCEEDINGS

         Actions pending during the fiscal year 2001 which included Southern States as a defendant have all been dismissed under negotiated settlements with the Plaintiffs. In the matter of Nichols vs. B.A.T. International, et al., Case No. GIC 739485, filed in the Superior Court, County of San Diego in October 1999, the settlement and mutual release, which was executed on August 15, 2000, resulted in a dismissal of the case as to all parties involved in this Employment Agreement litigation. There was no monetary consideration to any party as a result of the settlement.

         The matter of Alvis vs. B.A.T. International, et al., Case No. 99AS06972 filed in the Sacramento Superior Court in December 1999 was also dismissed through a negotiated settlement which was executed on September 14, 2000. Plaintiff agreed to return 480,000 shares of common stock as part of the consideration of the settlement which is to be returned to Treasury of Southern States. The settlement also included return of 45,000 shares of common stock from Gene Bunnell, which were returned to Treasury.

         All matters involving pending or prospective litigation have been dismissed or resolved.

                             PRINCIPAL SHAREHOLDERS

Beneficial Owners

         COMMON STOCK. As of April 15, 2002, other than the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of April 15, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of April 15, 2002, we had 61,311,563 shares of common stock outstanding.

                                                                                   Shares
                                                                             Beneficially             Percent
Name and Address                                Title of Class                      Owned         of Class(1)
---------------------------------------         --------------              -------------         -----------
Lawrence W. Taggart(2)                          Common Stock                 4,481,450(3)                7.6%


Harrison A. McCoy, III                          Common Stock                 3,975,000(4)                6.4%
3400 Inland Empire Boulevard, Suite 101         Preferred Stock                 1,000,000              33.33%
Ontario, California  91764

William O. Sheaffer                             Common Stock                 2,166,000(5)                3.5%
3400 Inland Empire Boulevard, Suite 101         Preferred Stock                 1,000,000              33.33%
Ontario, California  91764

Anthony K. Miller                               Common Stock                 1,750,000(6)                2.8%
3400 Inland Empire Boulevard, Suite 101         Preferred Stock                 1,000,000              33.33%
Ontario, California  91764

All officers and directors as a group           Common Stock                   12,732,450              19.13%
(4 persons)                                     Preferred Stock                 3,000,000             100.00%

-----------------------

*     Less than 1%.

(1) Applicable percentage of ownership is based on 61,311,563 shares of common stock outstanding as of April 15, 2002, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Taggart resigned as President and a Director of Southern States effective as of September 1, 2001.

(3) Includes 2,500,000 shares of common stock held of record by Covenant Trust, which Mr. Taggart is deemed the beneficial owner. Also includes options to purchase 100,000 shares of common stock at an exercise price of $0.001 per share that expire on October 3, 2003; options to purchase 1,000,000 shares of common stock at an exercise price of $0.01 per share that expire on July 31, 2002; and options to purchase 1,000,000 shares of common stock at an exercise price of $0.001 that expire on August 31, 2004.

(4) Includes options to purchase 100,000 shares of common stock at an exercise price of $0.001 that expire on October 3, 2005; and options to purchase 1,000,000 shares of common stock at an exercise price of $0.001 that expire on July 31, 2002.

(5) Includes options to purchase 50,000 shares of common stock at an exercise price of $0.001 per share that expire on October 2, 2003; and 1,000,000 shares of common stock at an exercise price of $0.01 per share that expire on July 31, 2002.

(6) Includes options to purchase 1,000,000 shares of common stock at an exercise price of $0.01 per share that expire on July 31, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         We are not aware of any instances since January 1, 2000, where an executive officer, director or owner of more than ten percent of the outstanding shares of our common stock failed to comply with reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934 other than:

         Southern States has been informed by Harrison A. McCoy, III, Chief Executive Officer and Chairman of the Board, that his Form 3 was untimely filed on April 12, 2002.

         Southern States has been informed by Lawrence W. Taggart, former President and Director of our Company, that his Form 3 was untimely filed on April 12, 2002.

         Southern States has been informed by William O. Sheaffer, President, Chief Operating Officer and a Director of our Company, that a Form 4 has not been filed.

         Southern States has been informed by Anthony K. Miller, a Director of our Company, that his Form 3 was untimely filed on April 22, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 20, 2002, Harrison A. McCoy, III, Chief Executive Officer and a Director of Southern States, received a $50,000 fee from OceanAir Environmental, LLC, in connection with a Settlement Agreement between OceanAir and Southern States. At the time of this transaction, Mr. McCoy was Executive Vice-President and a Director of Southern States.

         On April 9, 2001, in connection with Southern States' convertible debenture transaction completed in July 2001, Southern States was assigned certain technology previously owned by Green Aero Energy Ltd. Green Aero received 4 million shares of Southern States' restricted common stock as consideration for this technology assignment. At the time of this transaction, Anthony K. Miller was a Director of Southern States and a Director of Green Aero.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Our common stock has been quoted on the Over-the-Counter Bulletin Board since June 1, 1998, under the symbol "SSPC."

         The following table sets forth the range of high and low bid quotations for each calendar quarter for our common stock for fiscal years 1999, 2000 and 2001.

                                                      Bid Price Per Share
                                                --------------------------------

                                                   High                Low
                                                --------------   ---------------
       May 1999 - July 1999                         $4.75              $1.250
       August 1999 - October 1999                   $4.75              $1.375
       November 1999 - January 2000                 $4.00              $2.000
       February 2000 - April 2000                   $4.50              $0.001

       May 2000 - July 2000                         $2.75              $0.380
       August 2000 - October 2000                   $1.01              $0.180
       November 2000 - January 2001                 $0.49              $0.140
       February 2001 - April 2001                   $0.56              $0.050

       May 2001 - July 2001                        $0.490              $0.022
       August 2001 - October 2001                  $0.110              $0.060
       November 2001 - January 2002                $0.085              $0.046
       February 2002 - March 25, 2002              $0.135              $0.054

         The above prices were obtained from the Over-the-Counter Bulletin Board. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

         As of April 15, 2002, we believe there were approximately 139 holders of record of our common stock.

         We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Southern States' Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, with a par value of $0.001 per share, of which 58,641,891 shares are issued and outstanding as of April 15, 2002.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

         Southern States does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of Southern States, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of Southern States (see Preferred Stock below). Holders of common stock have no preemptive rights to purchase Southern States' common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

         Southern States' Articles of Incorporation authorize the issuance of 25,000,000 shares of Preferred Stock, with a par value of $0.001 per share. The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of Southern States shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. Holders of preferred stock have no cumulative voting rights. On August 22, 2001, the Board of Directors of Southern States approved the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock of Southern States. The Board of Directors established 4,000,000 shares to be identified as Series A Convertible Preferred Stock, and further established that the shares shall each have ten (10) votes on all matters to come before shareholders, shall only be held by Directors of Southern States, and upon the resignation of any Director who holds the shares, each share of Series A Convertible Preferred Stock is automatically converted into one share of Company common stock. As of April 15, 2002, Southern States has issued 3,000,000 shares of the Series A Convertible Preferred Stock.

OPTIONS

         As of April 15, 2002, Southern States has outstanding options to purchase 12,500,000 shares of common stock at a weighted exercise price of $0.0082 per share. Of that total, options to purchase 5,750,000 shares of common stock were vested.

WARRANTS

         As of April 15, 2002, Southern States had an outstanding warrant to purchase 200,000 shares of common stock. The warrant is exercisable into shares of common stock at an exercise price of 110% of the closing bid price of Southern States' common stock as of December 20, 2001. The warrant expires 60 months from December 13, 2001.

DEBENTURES

         During April 2001, Southern States initiated a $1,000,000 private placement offering of its 8% debt securities convertible into shares of common stock at a conversion rate equal to 70% of the lowest closing bid prices for Southern States' common stock for the preceding 30 days prior to the date of conversion. During the year ended April 30, 2001, Southern States raised $174,000, all of which was converted into 1,120,694 common shares in April 2001. Southern States also recorded an interest expense of $174,000 (maximum amount is limited to the face amount of the notes even though the conversion feature exceeded face value) arising from beneficial conversion feature and debt issue costs.

         Subsequent to April 30, 2001, Southern States raised an additional $825,000, all of which was converted into approximately 29,500,000 common shares at the conversion rate equal to 70% of the lowest closing bid prices for Southern States' common stock for the preceding 30 days prior to the date of conversion. Southern States will also record an interest expense of $825,000 (maximum amount is limited to the face amount of the notes even though the conversion feature exceeded face value) arising from beneficial conversion feature and debt issue costs.

         In connection with this offering, 4,000,000 shares were issued to third parties for services to be rendered. The shares issuable have been valued using the fair market value at the date of commitment and will be pro ratably recorded as debt issuance cost.

         In addition, as of December 13, 2001, Southern States has issued convertible debentures in the original principal amount of $300,000. These convertible debentures are convertible into shares of our common stock as a price equal to either 120% of the closing bid price of our common stock as of December 13, 2001, or 80% of the lowest closing bid price of our common stock for the 5 trading days immediately preceding the conversion date. If such conversion had taken place on March 20, 2002, then the holders of the convertible debentures would have received 3,750,000 shares of our common stock. These convertible debentures accrued interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of five years. At Southern States' option, these convertible debentures may be paid in cash or converted into shares of our commons tock on the fifth anniversary unless converted earlier by the holder.

         In April 2002, Southern States issued $75,000 of convertible debentures. These debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to 120% of the closing bid price of our common stock as of April 5, 2002, or 80% of the average of the 3 lowest closing bid prices of our common stock for the 5 trading days immediately preceding the conversion date. These convertible debentures have a term of 5 years. At Southern States' option, these convertible debentures may be paid in cash at a 20% premium or converted into shares of our common stock on the second anniversary unless converted earlier by the holder.

         TRANSFER AGENT AND REGISTRAR. Stalt, Inc. is the transfer agent and registrar for our common stock. Its address is 848 Tanager Street, Suite N, Incline Village, Nevada 89451.

                                     EXPERTS

         The financial statements as April 30, 2001 and 2000 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Southern States' inability to continue as a going concern as described in Note 1 to the financial statements) of Stonefield Josephson, Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.


                              AVAILABLE INFORMATION

         For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

         Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                       SOUTHERN STATES POWER COMPANY, INC.

                         CONDENSED FINANCIAL STATEMENTS

                                      INDEX


Condensed Balance Sheet at January 31, 2001..................................F-1

Condensed Statements of Operations for the
   Three and Nine Months Ended January 31, 2002 and 2001.....................F-2

Condensed Statements of Cash Flows for the
   Nine Months Ended January 31, 2002 and 2001...............................F-3

Notes to the Condensed Financial Statements..................................F-5

Independent Auditors' Report................................................F-12

Condensed Balance Sheet at April 30, 2001...................................F-13

Condensed Statements of Operations for the
   Years Ended April 30, 2001 and 2000......................................F-14

Condensed Statements of Changes of Stockholders'
   Equity (Deficit) for the Year............................................F-15

Condensed Statements of Cash Flows for the
   Years Ended April 30, 2001 and 2000......................................F-17

Notes to the Condensed Financial Statements.................................F-19

                       SOUTHERN STATES POWER COMPANY, INC.
                             CONDENSED BALANCE SHEET
                                   (Unaudited)


                      SOUTHERN STATES POWER COMPANY, INC.
                            CONDENSED BALANCE SHEET
                                  (Unaudited)

                                                                   January 31,
                                                                      2002
                                                                  ------------

ASSETS
Current assets:
  Cash and equivalents......................................... $      8,362
  Restricted Cash..............................................      170,000
  Accounts Receivable..........................................       18,112
  Inventories..................................................       50,346
  Deferred and other current assets............................      170,625
                                                                  ----------
    Total current assets.......................................      417,445
                                                                  ----------
Property, Plant and Equipment, net.............................    1,747,862
Deposit -- Energy Division.....................................        5,577
Note Receivable -- Officers....................................       12,400
                                                                  ----------
Total Assets................................................... $  2,183,284
                                                                  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current portion of
    long-term debt............................................. $    563,888
  Accounts payable.............................................      102,418
  Accrued expenses.............................................       28,006
  Accrued interest.............................................        2,014
  Other current liabilities....................................       32,201
                                                                  ----------
    Total current liabilities..................................      728,527
                                                                  ----------
Long-term debt and convertible debentures......................      980,855
Other long-term liabilities....................................       61,224
                                                                  ----------
    Total liabilities..........................................    1,770,606
                                                                  ----------

Commitments

Stockholders' equity:
  Preferred stock, $0.001 par value; 25,000,000
    shares authorized; none issued.............................           --
  Series A convertible preferred stock, $0.001
    par value; 4,000,000 shares authorized;
    3,00000 issued and outstanding.............................        3,000
  Common stock, $0.001 par value; 250,000,000
    shares authorized; 57,136,316 issued and
    outstanding................................................       57,136
  Additional paid-in capital...................................   14,199,160
  Stock subscriptions receivable...............................      (25,000)
  Accumulated deficit..........................................  (13,821,618)
                                                                  ----------
    Total stockholders' equity.................................      412,678
                                                                  ----------
Total liabilities and stockholders' equity..................... $  2,183,284
                                                                  ==========

            See accompanying notes to condensed financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                       Three Months Ended                Nine Months Ended
                                           January 31,                      January 31,
                                 -------------------------------    --------------------------------
                                      2002             2001              2002              2001
                                 --------------   --------------    --------------    --------------
Net revenues....................  $       6,852   $       21,448    $      436,091    $       31,739
Cost of revenues (includes
 depreciation on equipment
 for the three months ended
 January 31, 2002 and 2001 of
 $0 and $0, respectively; and
 $74,000 and $0 for the nine
 months ended January 31,
 2002 and 2001, respectively)...          2,759           38,952           102,578            46,433
                                  -------------   --------------    --------------    --------------
    Gross Margin................          4,093          (17,504)          333,513           (14,694)
                                  -------------   --------------    --------------    --------------

OPERATING EXPENSES:
 General and administrative             197,701        1,871,815           631,696         2,104,756
 Research and development.......          3,255               --             6,491            50,000
 Provision for doubtful
  accounts......................             --         (630,250)               --            44,750
 Depreciation and amortization..         43,731          117,432           144,031           352,292
 Amortization of debt
  issuance costs and discount...          4,175               --           445,735                --
 Expense recognized in
  connection with beneficial
  conversion feature............             --               --           354,000                --
 Professional and consulting
  fees..........................        349,583          150,427           808,182           214,583
 Loss due to a permanent decline
  in the value of available for
  sale securities...............        112,834               --           112,834                --
                                  -------------   --------------    --------------    --------------
   Total operating expenses.....        711,279        1,509,424         2,502,969         2,766,381
                                  -------------   --------------    --------------    --------------

Loss from operations............       (707,186)      (1,526,928)       (2,169,456)       (2,781,075)
Interest expense................        (10,379)         (26,265)          (50,452)          (26,265)
Other income, net...............          5,457               --             7,650           251,767
                                  -------------   --------------    --------------    --------------

NET LOSS........................  $    (712,108)  $   (1,553,193)   $   (2,212,258)   $   (2,555,573)
                                  =============   ==============    ==============    ==============

Net loss per share:
  Basic and Diluted.............          (0.01)           (0.18)            (0.06)            (0.29)
                                  =============   ==============    ==============    ==============
Weighted average shares used to
 compute net loss per share:
  Basic and Diluted.............     53,564,820        8,871,719       35,385,043          8,811,411
                                  =============   ==============    ==============    ==============

           See accompanying notes to condensed financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                          Nine Months Ended
                                                              January 31,
                                                       -------------------------
                                                           2002         2001
                                                       ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net loss.......................................... $(2,212,258)  $ (2,555,573)
  Adjustments to reconcile net loss to net cash and
  cash equivalents used in operating activities:
   Depreciation and amortization....................     233,275         352,292
   Amortization of debt issuance costs and discount.     445,735              --
   Expense recognized in connection with
    beneficial conversion feature of debentures.....     354,000              --
  Provision for doubtful accounts...................          --              --
  Compensation expense in connection with
   stock-based incentive plans......................     259,000              --
  Series A Convertible Preferred
   stock issued for services........................     180,000              --
  Common stock issued for services.................      322,711       1,798,500
    Loss due to a permanent decline in the
     value of available for sale securities........      112,834              --
  Other............................................       (1,398)             --
  Changes in operating assets and liabilities:
   Accounts receivable.............................      (18,112)         16,079
   Inventories.....................................      (50,346)             --
   Deferred expenses and other current assets......      (27,184)          7,290
   Accounts payable and accrued expenses...........      (87,314)        (6,370)
                                                      -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES..............     (489,057)      (387,782)
                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures..............................   (1,747,190)             --
 Notes receivable..................................           --         250,000
 Other.............................................       (9,564)         10,482
                                                      -----------    -----------
NET CASH (USED IN) PROVIDING BY INVESTING
  ACTIVITIES.......................................   (1,756,754)        260,482
                                                      -----------    -----------

                           (-continued on next page-)
            See accompanying notes to condensed financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)

                                                          Nine Months Ended
                                                              January 31,
                                                       -------------------------
                                                           2002         2001
                                                      -----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock ..........       60,005              --
  Proceeds from exercise of stock options .........           --         160,300
  Short-term debt..................................        2,502              --
  Proceeds from loan, bank.........................    1,450,000              --
  Proceeds from loan, other........................       21,680              --
  Proceeds from convertible debentures.............    1,125,000              --
  Principal payments on loans, bank................     (201,899)             --
  Principal payments on loans, other...............           --              --
  Common stock subscribed..........................      (25,000)       (33,000)
  Other............................................      (10,053)             --
                                                      -----------     ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES..........    2,442,235         127,300
                                                      -----------     ----------
Net increase in cash, cash equivalents
  and restricted cash..............................      176,424              --
Cash, cash equivalents and restricted cash
  at beginning of period...........................        1,938           1,000
                                                      -----------     ----------
Cash, cash equivalents and restricted cash at
  end of period....................................   $  178,362      $    1,000
                                                      ==========      ==========
Supplemental disclosure of cash flow
  information:
    Interest paid..................................   $   44,324      $       --
                                                      ==========      ==========

Supplemental disclosure of non-cash
  investing and financing activities:
   Compensation expense in connection with
    stock-based incentive plans....................   $  259,000      $       --
                                                      ==========      ==========
    Issuance of stock in exchange for services.....   $  502,711      $1,798,500
                                                      ==========      ==========
    Amortization of debt issuance costs and
     discount......................................   $  455,735      $       --
                                                      ==========      ==========
    Expense recognized in connection with
     beneficial conversion feature of debentures...   $  354,000      $       --
                                                      ==========      ==========

    Loss due to a permanent decline in the
     value of available for sale securities........   $  112,834      $       --
                                                      ==========      ==========

    Direct payment made by OceanAir
     Environmental, LLC to NOPEC Corporation
     on behalf of the Company.  OceanAir
     received shares of the Company in exchange
     the payment...................................   $       --      $   50,000
                                                      ==========      ==========

            See accompanying notes to condensed financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND OPERATION OF THE COMPANY

         Southern States Power Company, Inc. (the "Company" or "SSPC") is a publicly traded, Delaware corporation. It was originally incorporated and chartered as Pascal Ventures Inc. in 1988, and as a result of an Amendment of the Articles of Incorporation in 1998, the name of the Company was changed to its present name of Southern States Power Company, Inc.

         The corporate headquarters were located in Shreveport, Louisiana until October 2000, when they were relocated to Ontario, California. An additional regional office was established in Phoenix, Arizona early in 2001 as several of the Company's customers who were substantial consumers of biodiesel were located in the greater Phoenix area. The mission of the Company has been to develop and market innovative energy and power technologies focusing on those products and services that either improve or preserve the environment on a global basis.

         During fiscal year 2000, the Company decided to enter the biodiesel fuel market. The Company has recognized the biodiesel fuel sector as the most promising of the Company's current ventures and as such has decided to dedicate the majority of the Company's resources to the production and marketing of biodiesel fuel.

         Biodiesel can be used alone or combined with standard diesel fuel in an effort to eliminate or reduce particulates and other emissions associated with the burning of straight diesel fuels.

         The Company's fiscal year currently ends April 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying unaudited condensed balance sheet as of January 31, 2002, and the related unaudited condensed statements of operations for the three and nine months ended January 31, 2002 and 2001, and cash flows for the nine months ended January 31, 2002 and 2001, have been prepared on substantially the same basis as the annual financial statements. Management believes the financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position, operating results and cash flows for the periods presented. The condensed financial statements do not include all disclosures required by generally accepted accounting principles. These condensed financial statements should be read in conjunction with the financial statements and notes thereto for the year ended April 30, 2001, included in the Company's Annual Report on Form 10-KSB filed with the United States Securities and Exchange Commission
(SEC) on August 28, 2001.

         Certain amounts in the prior year condensed financial statements have been reclassified to conform to the current year presentation.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred cumulative losses of $13,821,618. Without realization of additional capital from private sources, the sale or renegotiated lease of the generators owned by the Company, or the sale of biodiesel produced from the Coachella plant or other facilities, it would be unlikely for the Company to continue as a going concern. Alternatively, if the generators are sold or if biodiesel sales are produced from the Coachella plant or if private investors are identified who are willing to invest in the Company, the Company should be able to fund its expenses incurred in the normal course of business. However, no assurance can be given that the Company will be successful in raising capital, or that the Company will achieve profitability or positive cash flow.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

         Cash and equivalents consist of short-term instruments with original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

         Financial instruments, which potentially subject the Company to a concentration of credit risk, are cash and cash equivalents and accounts receivable.

INVENTORIES

         Inventories are stated at the lower of cost or market. Cost is determined using the average cost method. Finished goods and work-in-process include material, labor and production overhead costs.

PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, consisting of furnishings, machinery and equipment, and the biodiesel production plant located in Coachella, California (the "Coachella Facility"), are stated at cost, less accumulated depreciation. Depreciation is begun when the assets are placed in service and computed using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. The Coachella Facility was held for sale as of January 31, 2002.

REVENUE RECOGNITION

         Revenues from sales are recorded when the collection of sales proceeds is reasonably assured and all other material conditions of the sales are met. Income on contracts in excess of one month is deferred and recognized monthly, pro-rata, over the term of the agreement.

         Interest income is recognized and accrued in the period that it is earned.

STOCK-BASED COMPENSATION

         The Company accounts for stock-based employee compensation in accordance with the provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of the Financial Accounting Standards Board (FASB) Statement No. 123 (SFAS 123), Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense related to options granted to employees is based on the intrinsic value or difference, if any, on the date of grant between the fair value of the Company's stock and option exercise prices.

         The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS 123 and FASB Emerging Issues Task Force Issue (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

ADVERTISING

         Advertising costs are charged to operations in the period incurred.

INCOME TAXES

         Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 No. (SFAS 109), Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         In accordance with the requirements of Statement of Financial Accounting Standards No. 107, the fair value amounts of financial instruments have been determined based on available market information and appropriate valuation methodology. The carrying amounts and estimated fair values of SSPC's financial assets and liabilities approximate fair value due to the short maturity of the instruments. Fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment; therefore, fair value cannot be determined with precision.

NOTE 3 - EARNINGS (LOSS) PER SHARE

         Basic earnings (loss) per share is computed by dividing the net income or loss available to common stockholders by the weighted average number of common shares outstanding during each period.

         Diluted earnings (loss) per share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. For the three and nine month periods ended January 31, 2002 and for the comparable periods in fiscal 2001, stock options were not included in the calculation because the effect would have been antidilutive.

         Basic loss per share presented are based on a weighted average number of shares outstanding of 53,564,820 and 8,871,719 during the three months ended January 31, 2002 and 2001, respectively, and 35,385,043 and 8,811,411 for the nine months ended January 31, 2002 and 2001, respectively.

NOTE 4 - SHARES ISSUED IN EXCHANGE FOR SERVICES

         From time-to-time, SSPC engages, retains, and dismisses various consultants. The consultants provide various services including assisting with shareholder relations, responding to inquiries, short and long-term strategic planning, marketing SSPC to the investment community and identification and negotiation of potential acquisitions. The Company issued approximately 313,000 shares of common stock as consideration of services pursuant to various consulting agreements in effect during the fiscal quarter ended January 31, 2002 and canceled approximately 334,000 shares.

         During the quarter ended January 31, 2002, the Company received 334,000 shares of its stock which were held by NOPEC Corporation in settlement of an action brought by the Company against them. The shares were recorded at their fair value of approximately $.06 per share at date of issuance receipt.

NOTE 5 - EQUITY LINE OF CREDIT AND CONVERTIBLE DEBENTURES

EQUITY LINE OF CREDIT

         On December 5, 2001, the Company entered into an Equity Line of Credit ("Equity Line of Credit") with Cornell Capital Partners, L.P. ("Cornell Capital Partners"). The Equity Line of Credit was amended and restated as of March 8, 2002. Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically sell, to Cornell Capital Partners $10 million of common stock to fund its working capital needs. The periodic sale of shares shall be accounted for as an advance and may be requested every 5 trading days. The Company may request advances under the Equity Line of Credit once the underlying shares are registered with the SEC. Thereafter, it may continue to request advances until Cornell Capital Partners has advanced $10 million or 24 months after the effectiveness of the accompanying registration statement, whichever occurs first. The Company is limited to a maximum of $750,000 of advances in any 30-day period.

         Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, under the Equity Line of Credit, the Company shall issue 4,468,750 shares of its common stock to Cornell Capital Partners as a commitment fee. The Company has engaged an unaffiliated registered broker-dealer to act as its exclusive placement agent in connection with the Equity Line of Credit. As of January 31, 2002, the Company had issued 2,343,750 shares of its common stock as a part of its commitment fee and no shares had been sold under the Equity Line of Credit.

CONVERTIBLE DEBENTURES

         In December 2001, the Company issued $300,000 of convertible debentures, from which it received net proceeds of approximately $270,000. These debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to either (a) 120% of the closing bid price of SSPC's common stock as of December 13, 2001, or (b) 80% of the average of the 3 lowest closing bid prices of SSPC's common stock for the 5 days prior to conversion. At the Company's option, these debentures may be paid in cash at a 20% premium or converted into shares of common stock on the second anniversary unless converted earlier by the holder. The Company paid fees of $30,000 to Cornell Capital Partners in connection with this offering. The Company recorded a discount in the amount of $75,000, related to the beneficial conversion feature which is being amortized using the interest method over the term of the debentures.

         In December 2001, the Company issued a warrant to purchase 200,000 shares of common stock to Cornell Capital Partners in connection with the $250,000 convertible debenture offering. The warrant is exercisable into shares of common stock at an exercise price of 110% of the closing bid price of the Company's common stock as of December 20, 2001. The warrant expires 60 months from December 31, 2001.

NOTE 6 - STOCKHOLDERS' EQUITY AND STOCK-BASED COMPENSATION

COMMON STOCK

         On July 11, 2001, the Company filed an amendment to the Articles of Incorporation with the Delaware Secretary of State to increase the number of authorized shares of its common stock to 250,000,000 from 50,000,000 and to authorize a class of preferred stock consisting of 25,000,000 shares, with a par value of $0.001.

         During the quarter ended January 31, 2002, the Company issued 1.8 million shares of its common stock, subject to Regulation D, under a private placement in exchange for $55,500 in cash, of which, approximately $25,000 was received in the prior quarter. All of the proceeds were used for operating expenses.

SERIES A CONVERTIBLE PREFERRED STOCK

         On August 22, 2001, the Board of Directors of the Company approved the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock of Southern States Power Company, Inc. The Company filed the Certificate of Designation with the Delaware Secretary of State on August 27, 2001. The Board established 4,000,000 shares to be identified as Series A Convertible Preferred Stock, and further established that the shares shall each have ten (10) votes on all matters to come before shareholders, shall only be held by Directors of the Company, and upon the resignation of any Director who holds the shares, each share of Series A Convertible Preferred Stock is automatically converted into one share of Company common stock. On December 20, 2001, the Company issued 3,000,000 shares of Series A Convertible Preferred Stock, which were recorded at the value ($.06) of the common stock into which they were convertible at that date, to the Company's Chief Executive Officer, the President, and a Director. As of January 31, 2002, 3,000,000 shares were issued and outstanding.

STOCK-BASED COMPENSATION

         On May 31, 2001, the Company granted options with an exercise price of $0.01 per share to each member of the Board of Directors and the Company's General Counsel to purchase a total of 2.0 million restricted shares of SSPC common stock over a two-year period. Beginning on August 1, 2001, options for 250,000 shares vest on the first day of each quarter over the following two years. The options shall expire one year after vesting if unexercised.

         During September 2001, the Company modified its employment agreement with its former President and Chief Executive Officer under which the Company granted options with an exercise price of $0.001 per share to purchase 1.0 million restricted shares of SSPC common stock. These options became vested immediately upon grant and expire in one year following the execution of the agreement.

NOTE 7 - AGREEMENT WITH THE UNIVERSITY OF CALIFORNIA AT RIVERSIDE AND THE CITY OF RIVERSIDE PUBLIC UTILITY

         During the first quarter ended July 31, 2001 the Company entered into agreements with the University of California at Riverside ("UCR"), and the City of Riverside Public Utility regarding equipment to provide standby electricity in the event of a power outage. The company purchased diesel powered electrical generators, which are fueled by the clean burning biodiesel fuel, which the Company imports from Soybean farmers in the mid-West, and which will also be provided from biodiesel produced at the Coachella plant.

         The generating equipment was purchased for a total of approximately $1,600,000 and was rented to UCR on a short-term lease for five months ending October 2001, for a total rental amount of $300,000. At the end of rental period, UCR advised the Company that it would not continue to rent nor elect to purchase the generating equipment. The Company is presently in discussions with certain power developers for the sale of the generating equipment.

         Management estimates that the economic useful life of the equipment is 10 years, the period over which it is being depreciated. The equipment purchase was financed by a promissory note to a bank in the amount of $1,450,000, interest at the rate of 7.5% initially with payments of $60,000 per month for the first five months commencing August 15, 2001, and then 36 monthly installments of approximately $33,500 beginning January 15, 2002. In connection with the loan, the Company deposited $350,000 in a certificate of deposit ("CD") with the bank, which cannot be withdrawn until the loan is repaid in full.
During November 2001, management renegotiated the payment terms of the loan, which included the transfer of funds from the CD to make the periodic principal and interest payments. As of January 31, 2002, total loan payments of $180,000 were transferred from the CD. The bank has indicated that it will continue to make the periodic principal payments from the CD until the balance is exhausted and the Company will make all interest payments. The Company shall make the remaining principal and interest payments once the balance of the CD is exhausted.

         The loan is secured by a first lien on the equipment. An officer and director and a former officer and director have pledged their respective shares of SSPC, to a business associate in exchange for a personal guaranty of the loan to the bank in the amount of $800,000.

NOTE 8 - SUBSEQUENT EVENTS

PURCHASE OF CARDLOCK FACILITY

         On or about February 6, 2002, the Company entered into an agreement with Kinder Morgan Energy Partners, LP & Cardlock, LLC (the "Seller") for the acquisition of equipment and assets relating to a cardlock facility located in Phoenix, Arizona. The agreement includes the purchase of all the equipment, movable assets and personal property owned by the Seller. The purchase price is $395,000. Under the terms of the agreement, the acquisition is expected to be consummated on March 31, 2002, but may be extended 30 days if necessary.

         In connection with this transaction, on January 24, 2002, the Company entered into a Sublease Agreement with the Seller. The Sublease Agreement pertains to the property on which the equipment and assets are located. The term of the Sublease Agreement is 142 months and will expire on December 31, 2013.

FEEDSTOCK SUBSIDY UNDER U.S. DEPARTMENT OF AGRICULTURE BIO-ENERGY PROGRAM

         On February 12, 2002, the Company received notification that its application had been approved for the 2002 United States Department of Agriculture (USDA) Bio-Energy Subsidy Program (CCC-850). Under the subsidy, the Company will be reimbursed quarterly for purchases of bio-based feedstock used in the production of biodiesel. All biodiesel produced from soy oil by SSPC for fiscal year 2002, up to a maximum amount of $7.5 million, will be eligible under the Bio-Energy subsidy program. The subsidy includes biodiesel produced from the Coachella plant, as well as any soy-based biodiesel produced at planned facilities.

SALE OF INTEREST IN THE COACHELLA FACILITY

         On February 19, 2002, the Company finalized the sale of its interest in the Coachella Facility and certain related assets including equipment and existing inventories to Imperial Western Products, Inc. ("IWP") for approximately $258,000. Under the terms of the agreement with IWP, the parties will share an equal distribution of the revenues from fuel produced at the Coachella facility, which will remain unchanged for a minimum of 12 months, with the option to extend this arrangement with the approval of both parties. The Company will retain 50% of the profit in addition to a $0.10 per gallon royalty for all fuel produced and sold under the USDA subsidy program, which has been assigned to the Coachella facility. In addition, as part of this transaction the Company assigned its USDA subsidy to IWP, allowing the Company to fulfill its $7.5 million subsidy through planned facilities. As a result of the transaction, the Company recorded a non-cash book gain of approximately $42,000. The Coachella facility had no significant production or sales for the nine months ended January 31, 2002.

RIVERSIDE, CALIFORNIA LAND PURCHASE

         The Company has negotiated  the terms of a land purchase  consisting of
7.73 acres located in Riverside County, California. The parcel is located in an industrial development area and is served by rail, which makes this a strategic location for the construction of a major biodiesel manufacturing facility in the western region of the country. The Company is contemplating constructing a multi-million gallon facility at this site, which would include substantial storage capacity. A Letter of Intent has been delivered by the Company to the Sellers.

MEMORANDUM OF UNDERSTANDING WITH LURGI, PSI, INC.

         During  March  2002,   the  Company   entered  into  a  Memorandum   of
Understanding with Lurgi, PSI, Inc. outlining the Company's intention to develop a 30 million gallon per year biodiesel facility in Riverside, California.

NOTE  9 - NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", which supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations" and SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations and modifies the recognition of intangible assets and disclosure requirements. The elimination of the pooling-of-interests method is effective for transactions initiated after June 30, 2001. The remaining provisions of SFAS No. 141 will be effective for transactions accounted for using the purchase method that are completed after June 30, 2001. The Company does not believe that SFAS No. 141 will have a material effect on its financial statements.

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which supersedes APB Opinion No. 17, "Intangible Assets". SFAS No. 142 eliminates the current requirement to amortize goodwill and indefinite-lived intangible assets, extends the allowable useful lives of certain intangible assets, and requires impairment testing and recognition for goodwill and intangible assets. SFAS No. 142 will apply to goodwill and other intangible assets arising from transactions completed both before and after its effective date. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. The Company does not believe that SFAS No. 142 will have a material effect on its financial statements.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which amends SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not believe that SFAS No. 143 will have a material effect on its financial statements.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that APB Opinion). SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. SFAS No. 144 also resolves several significant implementation issues related to SFAS No. 121, such as eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment and establishing criteria to define whether a long-lived asset is held for sale. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not believe that SFAS No. 144 will have a material effect on its consolidated financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.

                              FINANCIAL STATEMENTS

                       YEARS ENDED APRIL 30, 2001 AND 2000

                          INDEPENDENT AUDITORS' REPORT





Board of Directors
Southern States Power Company, Inc.
Ontario, California


We have audited the accompanying balance sheet of Southern States Power Company, Inc. as of April 30, 2001, and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern States Power Company, Inc. as of April 30, 2001, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses from operations, has negative cash flows from operations, and its current liabilities exceeds its current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Stonefield Josephson, Inc.
------------------------------
Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
August 10, 2001

                       SOUTHERN STATES POWER COMPANY, INC.

                         BALANCE SHEET - APRIL 30, 2001

                                     ASSETS

Current assets:
  Cash                                               $      1,939
  Prepaid expenses                                          8,411
                                                     ------------
    Total current assets                                            $     10,350

Property and equipment, net of
  accumulated depreciation                                               136,348

Goodwill, net of accumulated amortization                                 97,600
                                                                    ------------
                                                                    $    244,298
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expenses              $    256,518
  Loan payable, related party                               9,564
  Loan payable, other                                      40,000
  Current maturities of loan payable, bank                 18,667
                                                     ------------
    Total current liabilities                                       $    324,749

Loan payable, bank, less current maturities                               51,333

Stockholders' deficit:
  Common stock; $0.001 par value, 50,000,000
  shares authorized, 15,658,933 shares issued
  and outstanding                                         15,659
  Additional paid-in capital                          11,581,152
  Subscriptions receivable                               (6,400)
  Accumulated deficit                               (11,609,360)
  Accumulated other comprehensive loss                 (112,835)
                                                   -------------
    Total stockholders' deficit                                        (131,784)
                                                                    ------------
                                                                    $    244,298
                                                                    ============

See accompanying notes which are an integral part of these financial statements.


                       SOUTHERN STATES POWER COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                      YEARS ENDED APRIL 20, 2001 AND 2000

                                                           Year ended        Year ended
                                                         April 30, 2001    April 30, 2000
                                                         -------------     -------------
Revenue                                                  $      33,197     $     55,501

Cost of revenue                                                 46,434           82,903

Gross profit                                                  (13,237)         (27,402)
                                                         -------------     -------------
Operating expenses:
  Research and development                                     203,924          101,616
  Consulting fees (including non-cash compensation)          3,519,444        1,490,552
  Loss on investment in joint venture in Mexico
    with related party                                               -           13,680
  Valuation allowance for investment in GAMM projects                -        1,700,000
  General and administrative expenses                          702,834          946,287
                                                         -------------     -------------
                                                             4,426,202        4,252,135
                                                         -------------     -------------

Loss from operations                                       (4,439,439)      (4,279,537)
                                                         -------------     -------------

Other income (expense):
  Interest and dividend income                                   1,767           14,020
  Interest expense                                           (174,844)          (4,166)
  Settlement income                                            250,000               -
                                                         -------------     -------------

  Total other income                                            76,923            9,854
                                                         -------------     -------------
Net loss                                                 $ (4,362,516)     $(4,269,683)
                                                         -------------     -------------
Net loss per share - basic and diluted                   $      (0.46)     $     (0.43)
                                                         =============     =============
Weighted average number of shares outstanding -
  basic and diluted                                          9,567,119        9,926,807
                                                         =============     =============

See accompanying notes which are an integral part of these financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                       YEARS ENDED APRIL 30, 2001 AND 2000

                                                                                          Accumulated
                                       Common stock          Additional                     other                        Total
                                ------------------------      paid-in    Subscriptions  comprehensive   Accumulated  stockholders'
                                  Shares        Amount       capital       receivable        loss         deficit   equity (deficit)
                                ------------  ----------  -------------  -------------  -------------- ------------  ---------------
Balance at May 1, 1999            10,907,500  $  10,907    $  4,061,343              -               -    (2,977,161)   $ 1,095,089

Issuance of stock in exchange
  for oil and gas rights
  related to GAMM project            485,447        485       1,699,515                                                    1,700,000

Exercise of common stock
  options                            557,000        557         563,033                                                      563,590

Issuance of common stock from
  private placement                  215,281        215         274,795                                                      275,010

Issuance of stock in exchange
  for services                       519,057        520       1,329,012                                                    1,329,532

Issuance of common stock on
  behalf of  related party            22,300         22          69,060                                                       69,082

Shares revoked for
  non-performance by  related
  party                          (4,020,800)    (4,021)           4,021


Shares of common stock issued
  for  purchase of available
  for sale securities                 45,134         45         112,790                                                      112,835

Unrealized loss on available
  for sale securities                                                                        (112,835)             -       (112,835)

Net loss for the year ended
  April 30, 2000                                                                                          (4,269,683)    (4,269,683)
                                ------------  -----------  -------------- -------------  ---------------  ------------- ------------
Balance at April 30, 2000          8,730,919      8,730       8,113,569              -       (112,835)    (7,246,844)        762,620

See accompanying notes which are an integral part of these financial statements.

                                               SOUTHERN STATES POWER COMPANY, INC.

                                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT), (CONTINUED)

                                               YEARS ENDED APRIL 30, 2001 AND 2000



                                                                                          Accumulated
                                       Common stock          Additional                     other                        Total
                                -------------------------     paid-in    Subscriptions  comprehensive   Accumulated  stockholders'
                                  Shares        Amount       capital       receivable        loss         deficit   equity (deficit)
                                ------------  ----------  -------------  -------------  -------------- ------------ ---------------
Stock options exercised              147,800         148          160,152                                                    160,300

Issuance of stock in exchange
  for services                       409,520         410           85,088                                                     85,498

Exercise of options issued
  for services to employees
  and directors                    6,650,000       6,650                        (6,400)                                          250

Shares of common stock issued
  for conversion of debentures     1,120,694       1,121          172,879                                                    174,000

Shares of common stock
  cancelled/redeemed             (1,400,000)     (1,400)         (23,600)                                                   (25,000)

Debt issuance costs and
  intrinsic value of
  beneficial conversion
  feature related to
  convertible debentures                                          174,000                                                    174,000

Stock options granted to
  employees and directors                                       2,899,064                                                  2,899,064

Net loss for the year ended
  April 30, 2001                                                                                            (4,362,516)  (4,362,516)
                                ------------  -----------  --------------  ------------  ---------------  ------------- ------------
Balance at April 30, 2001         15,658,933  $   15,659   $   11,581,152  $    (6,400)   $    (112,835)  $(11,609,360) $  (131,784)
                                ============  ===========  ==============  ============  ===============  ============= ============

See accompanying notes which are an integral part of these financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH


                                                                     Year ended        Year ended
                                                                   April 30, 2001    April 30, 2000
                                                               ------------------ ------------------
Cash flows provided by (used for) operating activities:
  Net loss                                                      $ (4,362,516)      $  (4,269,683)
                                                               --------------      --------------
Adjustments to reconcile net loss to net cash
 provided by (used for) operating activities:
    Depreciation                                                        3,322               1,789
    Amortization of goodwill                                          466,400             466,000
    Amortization of loan costs and intrinsic value of
      beneficial conversion feature of debentures                     174,000                   -
    Stocks issued in exchange for services                             85,498           1,329,532
    Non-cash compensation                                           2,899,064                   -
    Valuation allowance for investment in GAMM projects                     -           1,700,000
    Loss on abandonment of property and equipment                           -              32,000
    Bad debts                                                          54,222              95,396

Changes in assets and liabilities:
  (Increase) decrease in assets:
    Accounts receivable                                                27,900            (32,079)
    Prepaid expenses                                                  (8,411)                 375
    Other receivables                                                  10,678            (15,974)
    Notes receivable, NOPEC Corporation                               255,250           (250,000)
    Notes receivable, related parties                                       -            (26,314)

Increase (decrease) in liabilities -
  accounts payable and accrued expenses                               136,270              59,462
                                                               --------------      --------------
    Total adjustments                                               4,104,193           3,360,187
                                                               --------------      --------------
    Net cash used for operating activities                          (258,323)           (909,496)
                                                               --------------      --------------
Cash flows provided by (used for) investing activities:
  Acquisition of property and equipment                              (61,402)            (11,257)
  Loan payable, related party                                           9,564                   -
                                                               --------------      --------------
    Net cash used for investing activities                           (51,838)            (11,257)
                                                               --------------      --------------
Cash flows provided by financing activities:
  Proceeds from exercise of options                                   160,300             563,590
  Redemption of stock                                                (25,000)                   -
  Proceeds from private placement                                           -             275,010
  Proceeds from loan, bank                                              1,200                   -
  Proceeds from loan, other                                            40,000                   -
  Proceeds from convertible debentures                                174,000                   -
  Stock subscriptions payable                                        (33,000)              33,000
  Stock subscriptions receivable                                      (6,400)                   -
                                                               --------------      --------------
    Net cash provided by financing activities                         311,100             871,600
                                                               --------------      --------------
Net increase (decrease) in cash                                           939            (49,153)

Cash, beginning of year                                                 1,000              50,153
                                                               --------------      --------------
Cash, end of year                                               $       1,939        $      1,000
                                                               ==============      ==============

See accompanying notes which are an integral part of these financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.

                           INCREASE (DECREASE) IN CASH


                                                                        Year ended       Year ended
                                                                      April 30, 2001   April 30, 2000
                                                                  ------------------ ----------------
Supplemental disclosure of cash flow information -
  Interest paid                                                     $         84        $           -

  Income taxes paid                                                 $          4        $           -
                                                                    ============        =============
                                                                    $         80        $
                                                                               0        $       2,881
                                                                    ============        =============

Supplemental disclosure of non-cash investing and financing activities:

  Issuance of common stock in exchange for services                 $     85,496        $   1,329,532
  Issuance of common stock for investment in                        ============        =============
    GAMM projects                                                   $          -        $   1,700,000
  Issuance of common stock for purchase of available for            ============        =============
    sale securities                                                 $          -        $     112,835
                                                                    ============        =============
  Non-cash compensation                                             $  2,899,064        $           -
                                                                    ============        =============
  Note receivable incurred from officers for exercise of options    $      6,400        $           -
                                                                    ============        =============
  Debt incurred for purchase of property and equipment              $     68,800        $           -
                                                                    ============        =============
  Direct payments made by OceanAir Environmental, LLC
    to NOPEC Corporation on behalf of the Company                   $     50,000        $     375,000
                                                                    ============        =============
  Debt issuance cost and beneficial conversion feature              $    174,000        $           -
                                                                    ============        =============

See accompanying notes which are an integral part of these financial statements.

                       SOUTHERN STATES POWER COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       YEARS ENDED APRIL 30, 2001 AND 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      GENERAL:

      Southern States Power Company, Inc. (the "Company") was incorporated in the State of Louisiana on March 13, 1998 and has elected April 30 as its year-end.

      MERGER WITH PASCAL VENTURES, INC.:

      On July 13, 1998, the Company entered into a Share Exchange Agreement and Plan of Reorganization with Pascal Ventures, Inc. Pursuant to this share exchange agreement, the Company merged into Pascal Ventures, Inc. a publicly held corporation with no material assets and liabilities, and no operations, in a stock for stock exchange. The shareholders of Southern States Power Company maintained effective control through ownership of shares outstanding after the merger with Pascal Ventures, Inc. and therefore, for accounting purposes, Southern States Power Company, Inc. was treated as the acquirer. The name of Pascal Ventures, Inc. was then changed to Southern States Power Company, Inc. and is the surviving company.

      This acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill, which is being amortized straight line over 3 years from the date of purchase.


      BUSINESS ACTIVITY:

      The Company plans to utilize agricultural products and "yellow grease" reclamation by-products to produce and distribute bio-diesel fuels in exchange for fees from customers. The Company also plans to generate and distribute energy efficient electric power supply to individual consumers and industrial markets in exchange for fees from customers.

      The Company is principally involved in four areas of product development:

      1. The distribution of biodiesel fuels under the name brand OxyG B-60 Biodiesel utilizing agricultural products and used vegetable oils from restaurants to produce biodiesel;

      2.  Research  and   development   of  products  to  reduce  diesel  engine
          emissions, and development of fuel cell technology; and

      3. Electric power generation for the new energy deregulation utility markets, and improved energy production from renewable energy sources. The United States Environmental Protection Agency (USEPA) and the California Air Resources Board (CARB) have approved OxyG B-60 Biodiesel for sales and marketing in California and the United States.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      GOING CONCERN:

      The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has no material source of revenues and has sustained significant losses from operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management recognizes that the Company must generate additional resources to enable it to continue operations. The Company intends to begin recognizing significant revenue during the year 2002. Management's plans also include the sale of additional equity securities. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and will have to cease operations.

      USE OF ESTIMATES:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE:

      Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

      CASH:

      Concentration
      -------------

      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF:

      The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of these assets exceeds the future undiscounted cash flows attributable to these assets. The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. Should an impairment exist, the impairment loss would be measured based on the excess of the carrying value of the asset over the asset's fair value or discounted estimates of future cash flows.

      During the two years ended April 30, 2000, the Company recorded aggregate losses of approximately $1,200,000, related to its Otay Mesa, Mexico joint venture, of which, $13,680 was incurred in 2000. The Company had entered into a joint venture with a subsidiary of B.A.T. International, Inc., a founding shareholder, providing cash investments for the development of an electric vehicle and fuel efficient manufacturing plant. Due to operating difficulties, the plant ceased operations in early 1999, and all investments were written off to expense.

      In May of 1999, the Company issued approximately 485,447 shares in exchange for lease rights to thirty-five stripper wells, including three miles of new gas pipeline and refurbished storage, separation and oil facilities on 135 acres of land in Louisiana ("GAMM Project"). The investment was recorded at cost, measured by the trading value of common shares at the date of acquisition, totaling $1,700,000. Subsequently, based on information obtained from independent sources on the "swabbing" technique of gas and oil production, management concluded that an impairment existed. The "swabbing" technique is in its experimental stages and based on preliminary engineering reports, modifications and perfection of this technique would be expensive. Accordingly, the Company's management has recorded a valuation allowance of $1,700,000 related to the GAMM Project.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      OTHER COMPREHENSIVE INCOME (LOSS):

      Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption had no impact on the Company's net loss. SFAS 130 requires unrealized gains or losses on the Company's available for sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive loss. Other comprehensive loss amounted to $112,835 for the year ended April 30, 2001.

      INCOME TAXES:

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      As of April 30, 2001, the Company had net federal operating loss carryforwards totaling approximately $9,000,000, expiring through 2019. Deferred tax assets resulting from the net operating losses have been reduced in full by a valuation allowance.

      MAJOR CUSTOMER:

      During May 1999, the Company entered into an agreement with an Arizona school district bus service to provide OxyG B-60 bio-diesel fuel for all buses in Deer Valley School District. During the years ended April 30, 2001 and 2000, substantially all of the revenues were generated from Deer Valley School District.

      NET LOSS PER SHARE:

      Common stock equivalents (approximately 35 million shares) have been excluded from the net loss per share calculations because their effect would reduce loss per share.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      ACCOUNTING FOR STOCK-BASED COMPENSATION:

      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which applies the fair value method of accounting for stock-based compensation plans. In accordance with this statement, the Company expects to continue to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for years ended April 30, 2001 and 2000: weighted average risk-free interest rates of 6.15%; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of 0%; and a weighted average expected life of the option of 4 years. Based on the fair value of these options using the Black Scholes option pricing model, pro forma information regarding net income and earnings per share under the fair-value method has not been presented as the amounts are negligible for the years ended April 30, 2001 and 2000.

      NEW ACCOUNTING PRONOUNCEMENTS:

      Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 was initially effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

      In July 1999, SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, was issued which delays the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company does not believe that the adoption of this new standard will have a material impact on its financial position or results of operations.

      In December 1999, the SEC staff issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which became effective December 2000. SAB No. 101 summarizes the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The application of this SAB did not have a material effect on the Company's revenue recognition policies.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

      NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

      In March 2000,  the  Financial  Accounting  Standards  Board (FASB) issued
      Interpretation No. 44 of Accounting Principles Board Opinion No. 25 Accounting for Certain Transactions Involving Stock Compensation, which, among other things, addressed accounting consequences of a modification that reduces the exercise price of a fixed stock option award (otherwise known as repricing). If the exercise price of a fixed stock option award is reduced, the award must be accounted for as variable stock option plan from the date of the modification to the date the award is exercised, is forfeited, or expires unexercised. The exercise price of an option award has been reduced if the fair value of the consideration required to be paid by the grantee upon exercise is less than or potentially less than the fair value of the consideration that was required to be paid pursuant to the award's original terms. The requirements about modifications to fixed stock option awards that directly or indirectly reduce the exercise price of an award apply to modifications made after December 15, 1998, and will be applied prospectively as of July 1, 2000. The adoption of this interpretation did not impact the Company's financial statements.

      In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. All debt instruments entered into during 2001 have been accounted for pursuant to EITF 00-27. (See note 6).

(2)   Property and Equipment:

      A summary is as follows:

            Machinery and equipment               $    130,202
            Leasehold improvements                       6,468
            Office equipment                             4,789
                                                  ------------
                                                       141,459
            Less accumulated depreciation                5,111
                                                  ------------
                                                  $    136,348
                                                  ============

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(3)   GOODWILL:

      A summary is as follows:


             Goodwill                               $1,400,000
             Less accumulated amortization           1,302,400
                                                    ----------
                                                       $97,600
                                                    ==========

      Amortization expense amounted to $466,400 and $466,000 for the years ended April 30, 2001 and 2000, respectively.

(4)   LOAN PAYABLE, OTHER:

      Loan payable, other, is payable on demand, bears no interest and is unsecured.

(5)   LOAN PAYABLE, BANK AND OTHER:

      Loan payable, bank, bears interest at 1% over prime interest rate, is unsecured, holds the personal guaranty of a shareholder and is payable in monthly installments of $2,333 starting on September 15, 2001 until paid or is fully due by February 15, 2004. Interest is payable monthly.

      Aggregate maturities of the Loan payable, bank, for each of the next five years as of April 30, 2001 are as follows:

               Year ending April 30,
                   2002                         $     18,667
                   2003                               28,000
                   2004                               23,333
                                                ------------
                                                $     70,000
                                                ============

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(6)   STOCKHOLDERS' EQUITY:

      During January 2000, the Company sold 215,281 shares of its common stock for approximately $275,000 through a private placement offering with exemption from registration under Regulation D of the Securities Act of 1933.

      During the year ended April 30, 2000, The Hemisphere Group exercised 544,500 options at approximately $1.00 each. Subsequent to April 30, 2000, the Hemisphere Group exercised an additional 58,000 options for gross proceeds of $58,000.

      During August 1999, the Company issued 45,134 shares for an 8% interest (classified as available for sale securities) in two oil and gas exploration ventures, which investments were valued at the trading price of the Company's shares at date of acquisition.

      In May of 1999, the Company issued approximately 485,447 shares in exchange for lease rights to thirty-five stripper wells, including three miles of new gas pipeline and refurbished storage, separation and oil facilities on 135 acres of land in Louisiana. The investment was recorded at cost, measured by the trading value of common shares at the date of acquisition.

      At inception, the Company had issued 5,000,000 shares to B.A.T. International, Inc. in exchange for exclusive worldwide rights to utilize the B.A.T. Dolphin Pulse Charge Technology for uses in the power generation and natural gas pumping application. During fiscal 2000 issues had arisen with respect to the feasibility of this technology and B.A.T. agreed to convey 4,020,800 of these shares to the treasury, which shares were then cancelled. Inasmuch as there was no cost basis at inception to the transfers of the technology or oil and gas rights, no amounts were recorded in the accompanying financial statements.

      During the year ended April 30, 2001 and 2000, the Company issued 409,520 and 519,057 shares of its restricted common stock to various individuals in exchange for services which were recorded at the fair value of the shares at the date of issuance, respectively. Compensation expense resulting from these issuances amounted to $85,498 and $1,329,532 for the years ended April 30, 2001 and 2000, respectively.

      During March 2001, the Company entered into an agreement with Southern States Gas Gathering Systems, Inc. to terminate the Company's rights to purchase gas at a contracted rate, however, the Company has rights to lease the stripper wells. Pursuant to this agreement, Southern States Gas Gathering Systems, Inc. returned to the Company 1,150,000 common shares, which were subsequently cancelled and for which, no value has been assigned.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(6)   STOCKHOLDERS' EQUITY, CONTINUED:

      CONVERTIBLE DEBENTURES

      During April 2001, the Company initiated a $1,000,000 private placement offering of its 8% debt securities convertible into shares of common stock at a conversion rate equal to 70% of the lowest closing bid prices for the Company's common stock for the preceding 30 days prior to the date of conversion. During the year ended April 30, 2001, the Company raised $174,000, all of which was converted into 1,120,694 common shares in April 2001. The Company also recorded an interest expense of $174,000 (maximum amount is limited to the face amount of the notes even though the conversion feature exceeded face value) arising from beneficial conversion feature and debt issue costs.

      Subsequent to April 30, 2001, the Company raised an additional $825,000, all of which was converted into approximately 29,500,000 common shares at the conversion rate equal to 70% of the lowest closing bid prices for the Company's common stock for the preceding 30 days prior to the date of conversion. The Company will also record an interest expense of $825,000 (maximum amount is limited to the face amount of the notes even though the conversion feature exceeded face value) arising from beneficial conversion feature and debt issue costs.

      In connection with this offering, 4 million shares are to be issued to third parties for services to be rendered. The shares issuable have been valued using the fair market value at the date of commitment and will be pro ratably recorded as debt issuance cost. As these shares had not been issued as of August 10, 2001, these are not included in outstanding common shares or net loss per share computations.

(7)   Stock Options:

      During March 1998, the Company raised $1,000,000 through the issuance of 1,000,000 shares of its common stock to The Hemisphere Group. An option to purchase an additional 1,500,000 shares of the Company's common stock were also granted, with an exercise price of $1.00 each which equaled fair value at the date of grant, and expired in March 2001 (after an extension of 1 year).

      During March 2000, the Company granted 310,000 options to OceanAir to purchase 310,000 shares of restricted common stock at an exercise price of $2.00 per share which equaled fair value at the date of grant.

      During the year ended April 30, 2001, 147,800 options were exercised by The Hemisphere Group for gross proceeds of $160,300. In addition, the Company granted, to management and directors, options to purchase 8,566,000 underlying common shares at an exercise price of $0.001 per share, of which, 6,650,000 options have been exercised through the execution of notes receivables due to the Company. The Company recorded a non-cash stock based compensation expense of $2,899,064 during the year ended April 30, 2001.

                       SOUTHERN STATES POWER COMPANY, INC.

                       YEARS ENDED APRIL 30, 2001 AND 2000

(7)   Stock Options, Continued:

      The number and weighted average exercise prices of options granted for the years ended April 30, 2001 and 2000 are as follows:

                                                   2001                        2000
                                          --------------------------  ------------------------
                                                         Average                    Average
                                          Number        Exercise          Number   Exercise
                                                           Price                     Price
                                          ------------  ------------  ------------------------
    Outstanding at beginning of the year      803,000      $1.37      1,050,000      $1.00
    Granted during the year                 8,566,000       0.00*       310,000       2.00
    Exercised during the year               6,797,800       0.00*       557,000       1.02
    Cancelled during the year                 655,200       1.37              -          -
    Outstanding at end of the year          1,916,000       0.00*       803,000       1.37
    Exercisable at end of the year          1,916,000       0.00*       803,000       1.37

    *Average exercise price amounted
    to $0.001.

(8)   COMMITMENTS:

      RENT

      The Company leases its office space in Ontario, California on a monthly basis. Rent expense under all leases amounted to $6,200 and $20,400 for the years ended April 30, 2001 and 2000, respectively.

      TERMINATION OF AGREEMENT TO PURCHASE A 51% INTEREST IN NOPEC CORPORATION

      During fiscal 2000, the Company agreed to acquire a 51% interest in NOPEC Corporation, a Lakeland, Florida based state of the art facility for processing bio-diesel fuel. The purchase price was $11,500,000, of which $1,500,000 was to be paid in cash and the balance in the Company's common stock. During the two years ended April 30, 2001, the Company had paid $690,000 of the cash obligation, which was characterized as secured notes receivable. During the year ended April 30, 2001, the Company terminated its agreement to acquire a 51% interest in NOPEC Corporation. The Company, in settlement, realized $250,000 as other income on the accompanying statement of operations.

We  have  not   authorized  any  dealer,
salesperson  or other  person to provide
any     information    or    make    any
representations  about  Southern  States
Power   Company,    Inc.    except   the
information or representations contained
in this prospectus.  You should not rely
on   any   additional   information   or
representations if made.

           -------------------

This  prospectus  does not constitute an                -------------------
offer to sell, or a  solicitation  of an                    PROSPECTUS
offer to buy any securities:                            -------------------

   o  except the common stock offered by
      this prospectus;

   o  in any  jurisdiction  in which the       80,000,000 Shares of Common Stock
      offer  or   solicitation   is  not
      authorized;

   o  in  any  jurisdiction   where  the
      dealer or other salesperson is not
      qualified  to make  the  offer  or
      solicitation;

   o  to  any   person  to  whom  it  is     SOUTHERN STATES POWER COMPANY, INC.
      unlawful  to  make  the  offer  or
      solicitation;  or

   o  to any  person who is not a United
      States  resident or who is outside
      the  jurisdiction  of  the  United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

   o  there  have been no changes in the                ___________,2002
      affairs of Southern  States  Power
      Company,  Inc.  after  the date of
      this prospectus; or

   o  the information  contained in this
      prospectus  is  correct  after the
      date of this prospectus.

            -----------------

Until  __________,   2002,  all  dealers
effecting transactions in the registered
securities, whether or not participating
in this distribution, may be required to
deliver   a   prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

         Our Certificate of Incorporation provides that we will indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Any indemnitee is entitled to such indemnification in advance of any final proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

   Securities and Exchange Commission Registration Fee      $       1,500
   Printing and Engraving Expenses                                 12,000
   Accounting Fees and Expenses                                    15,000
   Legal Fees and Expenses                                         40,000
   Blue Sky Qualification Fees and Expenses                         6,500
   Miscellaneous                                                   10,000
                                                           ------------------
   TOTAL                                                    $      85,000
                                                           ==================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Except as otherwise noted, the securities described in this Item 26 were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Southern States to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

         No commissions were paid in connection with the transactions described below unless specifically noted.

         The following current and former officers and directors of Southern States, and affiliated parties have exercised options granted by the Board and purchased the number of shares below:

                                  Shares                             Exercise
Name                            Purchased         Exercise Date    Price/Share
----------------------------- -----------       ----------------  --------------
Lawrence W. Taggart              250,000          Feb. 20, 2001        $0.001
Covenant Trust                 2,250,000          Feb. 20, 2001        $0.001
Harrison A. McCoy III            250,000          Dec. 13, 2001        $0.001
                               2,250,000          Mar. 1, 2001         $0.001
William O. Sheaffer               50,000          Dec. 14, 2000        $0.001
                                 750,000          Feb. 7, 2001         $0.001
Curtis Wright                    250,000          Feb. 7, 2001         $0.001
Anthony Miller                   250,000          Mar. 15, 2001        $0.001



         Cash proceeds and consideration paid for the shares purchased was used as capital for operations.

         On May 31, 2001, Southern States granted options to purchase 2,000,000 shares of restricted common stock over a two year period, with an exercise price of $0.01 per share, to each of Harrison A. McCoy, III, William O. Sheaffer , Anthony Miller and Lawrence Taggart. Beginning on August 1, 2001, options for

250,000 shares vest on the first day of each quarter over the following two years. The options expire one year after vesting if unexercised.

         In September 2001, Southern States granted options to purchase 1,000,000 shares of restricted common stock, with an exercise price of $0.001, to Lawrence Taggart. These options vested immediately and expire one year after vesting if unexercised.

         On December 20, 2001, Southern States issued 3,000,000 shares of Series A Convertible Preferred Stock to Harrison A. McCoy, III, William O. Sheaffer and Anthony Miller. These shares were recorded at the value of ($.06) of the common stock into which they were convertible at that date.

         In December 2001, Southern States issued $300,000 of convertible debentures, from which we received net proceeds of $270,000. These debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to either 120% of the closing bid price of our common stock as of December 13, 2001, or 80% of the average of the 3 lowest closing bid prices of our common stock for the 5 trading days immediately preceding the conversion date. These convertible debentures have a term of five years. At Southern States' option, these convertible debentures may be paid in cash at a 20% premium or converted into shares of our common stock on the second anniversary unless converted earlier by the holder. Southern States paid fees of $30,000 to Cornell Capital Partners, L.P. in connection with this offering. Southern States recorded a discount in the amount of $75,000, related to the beneficial conversion feature which is being amortized using the interest method over the term of the debentures.

         In December 2001, we entered into an Equity Line of Credit pursuant to which Cornell Capital Partners, L.P. has agreed to purchase up to $10.0 million of common stock. We have registered up to 64,900,000 shares in this registration statement for issuance to Cornell Capital Partners under the Equity Line o f Credit and convertible debentures.

         During the quarter ended January 31, 2002, Southern States issued 1.8 million shares of common stock, subject to Regulation D, under a private placement in exchange for $55,000 in cash, of which, approximately $25,000 was received in the prior quarter.

         In April 2002, Southern States issued $75,000 of convertible debentures. These debentures accrue interest at 5% per year and are convertible into shares of common stock at a conversion price equal to 120% of the closing bid price of our common stock as of April 5, 2002, or 80% of the average of the 3 lowest closing bid prices of our common stock for the 5 trading days immediately preceding the conversion date. These convertible debentures have a term of 5 years. At Southern States' option, these convertible debentures may be paid in cash at a 20% premium or converted into shares of our common stock on the second anniversary unless converted earlier by the holder.

ITEM 27.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following exhibits are filed as part of this registration statement:


EXHIBIT NO.      DESCRIPTION                                              LOCATION
-----------      -----------                                              --------
2.01             Share  Exchange   Agreement   and   Plan      of         Incorporated  by  reference  to  Exhibit  2  to  the
                 Reorganization dated May 29, 1998 between Pascal         Registrant's  Current  Report  on  Form 8-K,   filed
                 Ventures,  Inc. and Southern States                      March 31, 1998

2.02             Plan of Merger,  dated April 11, 2001, between Power     Incorporated  by  reference  to  Exhibit  2  to  the
                 Acquisition Corp., and Southern States                   Registrant's  Current  Report on Form 8-K,  filed on
                                                                          May 10, 2001

3.01             Certificate of Incorporation                             Incorporated  by  reference  to  Exhibit 3.1  to the
                                                                          Registrant's  Registration  Statement on Form 10-SB,
                                                                          filed on July 2, 1997

3.02             Certificate   of   Amendment   of   Certificate   of     Incorporated  by  reference  to  Exhibit  3.3 to the
                 Incorporation                                            Registrant's  Quarterly Report on Form 10-KSB, filed
                                                                          October 1, 1999

3.03             Certificate   of   Amendment   of   Certificate   of     Attached to the Registrant's  Information  Statement
                 Incorporation                                            on Schedule 14C, filed on June 19, 2001

3.04             Bylaws                                                   Incorporated  by  reference  to  Exhibit 3.2  to the
                                                                          Registrant's Form 10-SB, filed on July 2, 1997
5.01             Opinion re:  legality                                    Provided herewith

10.01            Employment  Agreement dated  March 14,  2001 between     Incorporated  by  reference  to Exhibit  10.1 to the
                 Southern States and Lawrence W. Taggart                  Registrant's   First   Amendment   to   Registration
                                                                          Statement on Form 10-KSB, filed on January 9, 2002

10.02            Employment  Agreement dated  March 14,  2001 between     Incorporated  by  reference  to Exhibit  10.2 to the
                 Southern States and Harrison A. McCoy, III               Registrant's  First Amendment to Form 10-KSB,  filed
                                                                          on January 9, 2002

10.03            Employment  Agreement dated  March 14,  2001 between     Incorporated   by   reference  to  Exhibit  10.3  to
                 Southern States and William O. Sheaffer                  Southern  States'  First  Amendment  to Form 10-KSB,
                                                                          filed on January 9, 2002

10.04            Technology Transfer Agreement,  dated April 9, 2001,     Incorporated  by  reference  to Exhibit  10.1 to the
                 between  Green  Aero  Technology,   Inc.  and  Power     Registrant's  Registration  Statement  on Form  8-K,
                 Acquisition Corp.                                        filed on May 10, 2001

10.05            Agreement  dated  March 30,  2001  between  Southern     Incorporated  by  reference  to Exhibit  10.2 to the
                 States and Edward Taxin                                  Registrant's  Registration  Statement  on Form  S-8,
                                                                          filed on April 18, 2001

10.06            Agreement  dated April 2001 between  Southern States     Incorporated  by  reference  to Exhibit  10.1 to the
                 and Thomas Meeks                                         Registrant's  Registration  Statement  on Form  S-8,
                                                                          filed on June 12, 2001

10.07            Consulting Agreement,  dated March 15, 2001, between     Incorporated  by  reference  to Exhibit  10.1 to the
                 Southern States and Anthony Sklar                        Registrant's  Registration  Statement  on Form  S-8,
                                                                          filed on April 18, 2001

10.08            Employment   and  Fee  Agreement   with  Richard  P.     Incorporated  by  reference  to Exhibit  10.3 to the
                 Greene, P.A., dated April 10, 2001                       Registrant's  Registration  Statement  on Form  S-8,
                                                                          filed on April 18, 2001

                                      II-3

EXHIBIT NO.      DESCRIPTION                                              LOCATION
-----------      -----------                                              --------

10.09            Agreement  dated May 2001  between  Southern  States     Incorporated  by  reference  to Exhibit  10.2 to the
                 and Bill Trawick                                         Registrant's  Registration  Statement  on Form  S-8,
                                                                          filed on June 12, 2001

10.10            Fee  Agreement  dated  May  2001  between   Southern     Incorporated  by  reference  to Exhibit  10.3 to the
                 States and Eileen Booth                                  Registrant's  Registration  Statement  on Form  S-8,
                                                                          filed on June 12, 2001

10.11            Memorandum   of   Understanding   and   Modification     Incorporated  by  reference  to Exhibit  99.2 to the
                 Agreement,   dated   September 1,    2001,   between     Registrant's  Current  Report on Form 8-K,  filed on
                 Lawrence W. Taggart and Southern States                  September 12, 2001

10.12            Securities  Purchase  Agreement,  dated December 13,     Incorporated   by   reference  to  Exhibit  10.1  to
                 2001,  between  Southern  States and Cornell Capital     Southern  States'  Form 10-QSB,  filed on March  18,
                 Partners, L.P.                                           2002

10.13            Investor   Registration   Rights  Agreement,   dated     Incorporated   by   reference  to  Exhibit  10.2  to
                 December  13,  2001,  between  Southern  States  and     Southern  States'  Form 10-QSB,  filed on March  18,
                 Cornell Capital Partners, L.P.                           2002

10.14            Escrow Agreement,  dated December 13, 2001,  between     Incorporated   by   reference  to  Exhibit  10.3  to
                 Southern  States,  Cornell Capital  Partners,  L.P.,     Southern  States'  Form 10-QSB,  filed on March  18,
                 Butler Gonzalez LLP and First Union National Bank        2002

10.15            Transfer  Agent  Instructions,   dated  December 13,     Incorporated   by   reference  to  Exhibit  10.4  to
                 2001,  between  Southern  States,   Cornell  Capital     Southern  States'  Form 10-QSB,  filed on March  18,
                 Partners,  L.P., and Stock  Transfer  Agency of Lake     2002
                 Tahoe, Inc.

10.16            Form of Convertible Debenture                            Incorporated   by   reference  to  Exhibit  10.5  to
                                                                          Southern  States'  Form 10-QSB,  filed on March  18,
                                                                          2002

10.17            Warrant to Purchase  Common  Stock,  dated  December     Incorporated   by   reference  to  Exhibit  10.6  to
                 13,  2001,  issued by  Southern  States  to  Cornell     Southern  States'  Form 10-QSB,  filed on March  18,
                 Capital Partners, L.P.                                   2002

10.18            Equity Line of Credit Agreement,  dated December 13,     Incorporated  by  reference  to Exhibit  10.7 to the
                 2001,  between  Southern  States and Cornell Capital     Registrant's  Quarterly Report on Form 10-QSB, filed
                 Partners, L.P.                                           on March 18, 2002

10.19            Registration  Rights  Agreement,  dated December 13,     Incorporated  by  reference  to Exhibit  10.9 to the
                 2001,  between  Southern  States and Cornell Capital     Registrant's  Quarterly Report on Form 10-QSB, filed
                 Partners, L.P.                                           on March 18, 2002

10.20            Escrow Agreement,  dated December 13, 2001,  between     Incorporated  by reference  to Exhibit  10.10 to the
                 Southern States and Cornell Capital Partners, L.P.       Registrant's  Quarterly Report on Form 10-QSB, filed
                                                                          on March 18, 2002

10.21            Amendment  to the Equity  Line of Credit  Agreement,     Incorporated  by  reference  to Exhibit  10.8 to the
                 dated  March 8, 2002,  between  Southern  States and     Registrant's  Quarterly Report on Form 10-QSB, filed
                 Cornell Capital Partners, L.P.                           on March 18, 2002

10.22            Loan  Agreement,  dated  January 24,  2000,  between     Provided herewith
                 Southern States and NOPEC Corporation

10.23            Licensing  Agreement,   dated  September  14,  2000,     Provided herewith
                 between Southern States and ANUVU Incorporated

10.24            Preliminary  Engineering Agreement,  dated March 21,     Provided herewith
                 2002, between Southern States and Lurgi PSI, Inc.



EXHIBIT NO.      DESCRIPTION                                              LOCATION
-----------      -----------                                              --------

23.01            Consent of Stonefield Josephson, Inc.                    Provided herewith

23.02            Consent of Kirkpatrick & Lockhart LLP                    Provided herewith

24.1             Power of Attorney                                        Included on Signature Page

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Southern States pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Ontario, California.

Date:  April 22, 2002                        SOUTHERN STATES POWER COMPANY, INC.

                                             By:  /s/ Harrison A. McCoy
                                                --------------------------------
                                             Name:    Harrison A. McCoy, III
                                             Title:   Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harrison A. McCoy, III, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                            TITLE                       DATE
---------                            -----                       -----

/s/ Harrison A. McCoy
----------------------------
Harrison A. McCoy, III                                    April 22, 2002

/s/ William O. Sheaffer
----------------------------
William O. Sheaffer                                       April 22, 2002


/s/ Anthony Miller
----------------------------
Anthony Miller                                            April 22, 2002